Use these links to rapidly review the document

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

5.75% Notes due 2017	$250,000,000	$7,675.00

5.20% Notes due 2013	$250,000,000	$7,675.00

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)
Applied against the remaining $103,220.91 of the unutilized registration fee paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-110804, which was filed on November 26, 2003, and were not sold thereunder. After payment of this fee, $87,870.91 will remain available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-132732

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 27, 2006)

Diageo Capital plc

$250,000,000
5.75% Notes due 2017
$250,000,000
5.20% Notes due 2013
Guaranteed as to the Payment of Principal and Interest by

Diageo plc

        On October 26, 2007, Diageo Capital plc issued $1,000,000,000 aggregate principal amount of 5.75% notes due 2017 (the "original 2017 notes") and $500,000,000 aggregate principal amount of 5.20% notes due 2013 (the "original 2013 notes" and, together with the "original 2017 notes", the "original notes"). The 5.75% notes due 2017 offered under this prospectus supplement (the "reopened 2017 notes") will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2017 notes. The 5.20% notes due 2013 offered under this prospectus supplement (the "reopened 2013 notes" and, together with the reopened 2017 notes, the "reopened notes") will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2013 notes. The original 2017 notes and the reopened 2017 notes are referred to together as the "2017 notes". The original 2013 notes and the reopened 2013 notes are referred to together as the "2013 notes". The original notes and the reopened notes are referred to together as "the notes".

        Diageo Capital plc will pay interest on the 2017 notes on April 23 and October 23 of each year, beginning on April 23, 2008. Diageo Capital plc will pay interest on the 2013 notes on January 30 and July 30 of each year, beginning on July 30, 2008. The 2017 notes will mature on October 23, 2017 and the 2013 notes will mature on January 30, 2013. In this prospectus supplement, we refer to the 2017 notes and the 2013 notes collectively as "the notes".

        Diageo Capital plc may redeem any series of the notes, in whole or in part, at any time at the greater of (1) 100% of the principal amount plus accrued interest and (2) a make-whole amount as described herein. Diageo Capital plc may also redeem the notes, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and the attached prospectus.

        The reopened notes are further issuances of the original notes, which are listed on the New York Stock Exchange.

        See "Risk Factors" beginning on page 2 of the attached prospectus for a discussion of certain factors you should consider before investing in the notes.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to Diageo Capital(1)
Per 2017 Note	99.074%	0.280%	98.794%
Total for 2017 Notes	$247,685,000	$700,000	$246,985,000
Per 2013 Note	100.142%	0.180%	99.962%
Total for 2013 Notes	$250,355,000	$450,000	$249,905,000
Total	$498,040,000	$1,150,000	$496,890,000

(1)
Plus accrued interest for the period from and including October 26, 2007 up to but excluding the date of delivery, which is expected to be December 12, 2007, in the aggregate amount of $3,497,916 and plus additional interest, if any, from and including December 12, 2007 if delivery occurs after that date.

        Interest on the notes will accrue from October 26, 2007.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offence.

        The underwriters expect to deliver the reopened notes in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear and Clearstream, Luxembourg, against payment in New York, New York on or about December 12, 2007.

Joint Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley

The date of this prospectus supplement is December 7, 2007.

PROSPECTUS SUPPLEMENT
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
SUMMARY
THE OFFERING
CAPITALIZATION
USE OF PROCEEDS
EXCHANGE RATES
DESCRIPTION OF NOTES
UNDERWRITING
TAXATION
CLEARANCE AND SETTLEMENT
EXPERTS
PROSPECTUS
ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
PRESENTATION OF FINANCIAL INFORMATION
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
DIAGEO PLC
DIAGEO INVESTMENT CORPORATION
DIAGEO CAPITAL PLC.
DIAGEO FINANCE B.V.
CAPITALIZATION AND INDEBTEDNESS
USE OF PROCEEDS
LEGAL OWNERSHIP
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF PREFERENCE SHARES
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
CLEARANCE AND SETTLEMENT
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them. This means:

  •
  incorporated documents are considered part of this prospectus supplement and the attached prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus supplement and the attached prospectus.

        We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

  •
  Diageo's annual report on Form 20-F for the year ended June 30, 2007.

  •
  Diageo's report on Form 6-K filed on October 16, 2007.

        Furthermore, we incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the end of the notes offering:

  •
  any reports on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicate on their cover page that we will incorporate them by reference; and

  •
  reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Diageo plc
8 Henrietta Place
London W1G 0NB
England
Tel. No.: 011-44-(0)20-7927-5200

SUMMARY

        This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information on Diageo and recent transactions involving Diageo.

        In this prospectus supplement, the terms "we", "our" and "us" refer to Diageo Capital plc ("Diageo Capital") and Diageo plc ("Diageo"). Diageo Capital is the issuer and Diageo is the guarantor in these offerings.

Diageo plc

        Diageo is the world's leading premium drinks business with a collection of international brands. Diageo was the seventeenth largest publicly quoted company in the United Kingdom in terms of market capitalization on September 12, 2007, with a market capitalization of approximately £27.5 billion. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC that became effective on December 17, 1997. Diageo is incorporated as a public limited company in England and Wales. Diageo's principal executive office is located at 8 Henrietta Place, London W1G 0NB and its telephone number is +44 (0)20 7927 5200.

        Diageo is a major participant in the branded beverage alcohol industry and operates on an international scale. It brings together world-class brands and a management team committed to the maximization of shareholder value. The management team expects to invest in global brands, expand internationally and launch innovative new products and brands.

        Diageo produces and distributes a leading collection of branded premium spirits, beer and wine. The wide range of premium brands it produces and distributes includes Smirnoff vodka, Johnnie Walker scotch whisky, Captain Morgan rum, Baileys Original Irish Cream liqueur, J&B scotch whisky, Tanqueray gin and Guinness stout. In addition it also has the distribution rights for the José Cuervo tequila brands in the United States and other countries.

        You can find a more detailed description of Diageo's business and recent transactions in Diageo's annual report on Form 20-F for the fiscal year ended June 30, 2007, which is incorporated by reference in this prospectus supplement and the attached prospectus. Information about Diageo Capital plc, a wholly owned finance subsidiary of Diageo and a public limited company incorporated under the laws of Scotland, is provided under "Diageo Capital plc" in the accompanying prospectus.

Recent Developments

        On October 26, 2007, Diageo issued $1,000,000,000 aggregate principal amount of 5.75% notes due 2017 and $500,000,000 aggregate principal amount of 5.20% notes due 2013.

        Diageo issued the following interim management statement on October 16, 2007, the date of its Annual General Meeting:

        'In the three month period ended September 30, 2007 Diageo's organic net sales growth was 5%. However, the combined impact of two changes in the quarter has reduced organic net sales growth by over one percentage point. Firstly, the incremental net sales arising from price increases made in Venezuela to reflect the movement in the parallel exchange rate are now excluded when calculating organic net sales growth. In addition, as previously announced, the required change in Diageo's route to market in Korea has also impacted organic net sales growth. Diageo is now selling to a third party distributor at a net sales value per case which is lower than last year as the distributor is responsible for the marketing and distribution costs previously incurred directly by Diageo in Korea.

        'There has been no material change in the financial position of the group during the period. £283 million of share repurchases as part of the buy back programme were the principal reason for the movement in net assets from £4.2 billion at June 30, 2007 to £4.1 billion at September 30, 2007.

        'Paul Walsh, Chief Executive of Diageo commented: 'At our results presentation in August I said that Diageo's strengths are the quality and diversity of our brands, our routes to market and our global reach. Trading since the beginning of the year has again demonstrated these strengths." '

        Please see "Business Review—Introduction—Presentation of information in relation to the business" in our annual report on Form 20-F for the year ended June 30, 2007 for a discussion of non-GAAP performance indicators used by the group's management. The organic movement calculations for net sales for the three month period ended September 30, 2007 were as follows:

Q1 FY2007 Reported Net Sales	Exchange	Disposals	Organic movement	Q1 FY2008 Reported Net Sales	Organic movement
£ million	£ million	£ million	£ million	£ million	%
1,615	(41)	(1)	72	1,645	5

THE OFFERING

        Please refer to "Description of Notes" on page S-13 of this prospectus supplement and "Description of Debt Securities and Guarantees" on page 15 of the attached prospectus for more information about the notes.

Notes	$250,000,000 aggregate principal amount of 5.75% Notes due 2017 (the "reopened 2017 notes"). The reopened 2017 notes offered under this prospectus supplement will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2017 notes issued on October 26, 2007.

$250,000,000 aggregate principal amount of 5.20% Notes due 2013 (the "reopened 2013 notes"). The reopened 2013 notes offered under this prospectus supplement will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2013 notes issued on October 26, 2007.
Issuer	Diageo Capital
Guarantee	The notes will be guaranteed by Diageo as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.
Maturity	We will pay the 2017 notes at 100% of their principal amount plus accrued interest on October 23, 2017.
We will pay the 2013 notes at 100% of their principal amount plus accrued interest on January 30, 2013.
Interest rate	The 2017 notes will bear interest at a rate of 5.75% per annum.
The 2013 notes will bear interest at a rate of 5.20% per annum.
Interest payment dates	For the 2017 notes, every October 23 and April 23, commencing on April 23, 2008.
For the 2013 notes, every January 30 and July 30, commencing on July 30, 2008.
Optional make-whole redemption
We have the right to redeem any series of the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points in the case of the 2017 notes and 15 basis points in the case of the 2013 notes, plus, in each case, accrued interest to the date of redemption. For more information, see "Description of Notes—Optional Make-Whole Redemption."

Regular record dates	For the 2017 notes, every October 15 and April 15.
For the 2013 notes, every January 15 and July 15.
Ranking
The notes and the guarantees will constitute unsecured and unsubordinated indebtedness of Diageo Capital and Diageo, respectively, and will rank equally with all other unsecured and unsubordinated indebtedness from time to time outstanding.
Tax redemption
In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under "Description of Debt Securities and Guarantees—Special Situations—Optional Tax Redemption" in the accompanying prospectus, we may call all, but not less than all the notes for redemption prior to maturity.
Book-entry issuance, settlement and clearance
We will issue the notes in fully registered form in denominations of $1,000 and integral multiples thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, referred to as DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under "Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated" in the attached prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC's book-entry system, see "Clearance and Settlement—The Clearing Systems—DTC" in the attached prospectus.
Listing	The reopened notes are further issuances of the original notes, which are listed on the New York Stock Exchange.
Use of proceeds	We intend to use the proceeds from the sale of the reopened notes for general corporate purposes.
Trustee and Principal Paying Agent	The Bank of New York.
Timing and Delivery	We currently expect delivery of the reopened notes to occur on December 12, 2007.
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under "Risk Factors" beginning on page 2 of the attached prospectus for risks involved with an investment in the notes.

Further Issues
We may, without the consent of the holders of any series of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the applicable series notes offered by this prospectus supplement, will constitute a single series of such securities under the indenture relating to the notes. There is no limitation on the amount of notes or other debt securities that we may issue under that indenture.
Governing Law	New York.

CAPITALIZATION

        The following table sets forth, on an IFRS basis, the actual capitalization of Diageo as at June 30, 2007 and as adjusted to give effect to the issuance on October 26, 2007 of an aggregate principal amount of $1,500,000,000 of notes (the "original notes") and as further adjusted to give effect to the issuance of the reopened notes (in each case, after deducting discounts and commissions and estimated net offering expenses and including reimbursements to be paid by the underwriters to us). Other than the changes described in notes 1 through 7 accompanying the table below and the changes which reflect the issuance of the original notes and the anticipated issuance of the reopened notes, there has been no material change in the capitalization and indebtedness of Diageo since June 30, 2007.

	June 30, 2007	Adjusted for Original Notes	Further adjusted for Offering
	£ million	£ million	£ million
Short term borrowings and bank overdrafts (including current portion of long term borrowings)	1,535	1,535	1,535

Long term borrowings
Due from one to five years	2,415	2,415	2,415
Due after five years	1,717	2,459	2,708

	4,132	4,874	5,123

Finance lease obligations	14	14	14
Equity minority interests	198	198	198

Equity attributable to the equity shareholders of the company
Called up share capital	848	848	848
Share premium account	1,341	1,341	1,341
Own shares held	(2,600)	(2,600)	(2,600)
Capital redemption reserve	3,095	3,095	3,095
Cash flow hedging reserve	49	49	49
Currency translation reserve	42	42	42
Other retained earnings	1,197	1,197	1,197

	3,972	3,972	3,972

Total capitalization	8,316	9,058	9,307

Notes

1.
At June 30, 2007 the group had cash and cash equivalents of £885 million.

2.
At June 30, 2007, £59 million of the group's net borrowings due within one year and £38 million of the group's net borrowings due after more than one year were secured.

3.
At June 30, 2007, there were potential issues of approximately 47.2 million new ordinary shares outstanding under Diageo's employee share option schemes.

4.
At June 30, 2007, the total authorized share capital of Diageo consisted of 5,329 million ordinary shares of 28 101/108 pence each. At such date, 2,931 million ordinary shares were issued and fully paid, including shares issued and held in employee share trusts and those held as treasury shares.

5.
In connection with the disposal of Pillsbury, Diageo has guaranteed the debt of a third party to the amount of $200 million (£100 million) until November 2009. Including this guarantee, but net of the amounts provided in the consolidated financial statements, at June 30, 2007 the group has given performance guarantees and indemnities to the third parties of £106 million. Since June 30, 2007, there has been no material change in the group's performance guarantees and indemnities.

6.
In the period July 1, 2007 to November 30, 2007 the company acquired 55 million of its own shares for a total consideration of £584 million, including expenses. 43 million shares were purchased as part of the company's share buyback program and subsequently cancelled and 12 million were purchased to be held as treasury shares for hedging share scheme grants provided to employees.

7.
The adjustments to reflect the offering have been converted to pounds sterling at a rate of £1 = $2.01, which is the rate used to translate assets and liabilities as at June 30, 2007.

USE OF PROCEEDS

        We estimate that the net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses but including accrued interest for the period from and including October 26, 2007 up to but excluding December 12, 2007) from the sale of the reopened notes will be $500,187,916. We will use the proceeds primarily for general corporate purposes.

EXCHANGE RATES

        The following table shows, for the periods and dates indicated, certain information regarding the US dollar/pound sterling exchange rate, based on the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York expressed in US dollars per £1.00.

Pounds Sterling	Period End	Period Average	High	Low
Year ended December 31,
2002	1.61	1.51	1.61	1.41
2003	1.78	1.64	1.78	1.55
2004	1.92	1.83	1.95	1.75
2005	1.72	1.82	1.92	1.71
2006	1.96	1.86	1.98	1.73
2007 (through December 5, 2007)	2.03	2.01	2.11	1.92
Pounds Sterling	High	Low
June 2007	2.01	1.97
July 2007	2.06	2.01
August 2007	2.04	1.98
September 2007	2.04	1.99
October 2007	2.08	2.03
November 2007	2.11	2.05
December 2007 (through December 5, 2007)	2.07	2.03

        As of December 5, 2007, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate for one pound sterling expressed in US dollars was $2.03.

DESCRIPTION OF NOTES

        This section describes the specific financial and legal terms of the notes and supplements the more general description under "Description of Debt Securities and Guarantees" of the attached prospectus. To the extent that the following description is inconsistent with the terms described under "Description of Debt Securities and Guarantees" in the attached prospectus, the following description replaces that in the attached prospectus.

        On October 26, 2007, Diageo Capital issued $1,000,000,000 aggregate principal amount of 5.75% notes due 2017 (the "original 2017 notes") and $500,000,000 aggregate principal amount of 5.20% notes due 2013 (the "original 2013 notes" and, together with the "original 2017 notes", the "original notes"). The 5.75% notes due 2017 offered under this prospectus (the "reopened 2017 notes") will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2017 notes. The 5.20% notes due 2013 offered under this prospectus supplement (the "reopened 2013 notes" and, together with the reopened 2017 notes, the "reopened notes") will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original 2013 notes. The original notes and the reopened notes are referred to together as "the notes".

        The reopened 2017 notes will be issued in an aggregate principal amount of $250,000,000 and will mature on October 23, 2017. The reopened 2013 notes will be issued in an aggregate principal amount of $250,000,000 and will mature on January 30, 2013. The reopened 2017 notes will bear interest at the applicable rate per annum as shown on the cover page of this prospectus supplement, payable semi-annually in arrears on October 23 and April 23 of each year, commencing April 23, 2008. The reopened 2013 notes will bear interest at the applicable rate per annum as shown on the cover page of this prospectus supplement, payable semi-annually in arrears on January 30 and July 30 of each year, commencing July 30, 2008. The regular record dates for the 2017 notes will be every October 15 and April 15 of each year and the regular record dates for the 2013 notes will be every January 15 and July 15 of each year.

        If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.

Tax Redemption

        In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the attached prospectus under "Description of Debt Securities and Guarantees—Payment of Additional Amounts", we may call all, but not less than all, of the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under "Description of Debt Securities and Guarantees—Special Situations—Optional Tax Redemption" in the attached prospectus and this prospectus supplement.

        If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest, and any additional amounts, if we have not otherwise paid you interest through the redemption date. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Make-Whole Redemption

        We have the right to redeem any series of the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points in the case of the 2017 notes and 15 basis points in the case of the 2013 notes, plus, in each case, accrued interest to the date of redemption.

        Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

        Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of such notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes.

        Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest such reference treasury dealer quotations.

        Quotation agent means the reference treasury dealer appointed by the trustee after consultation with us. Reference treasury dealer means any primary U.S. government securities dealer or their affiliates and their respective successors in the United States selected by the trustee after consultation with us.

        Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by five reference treasury dealers at 3:30 p.m. Eastern Standard Time on the third business day preceding such redemption date.

General

        Book-entry interests in the notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000. Interest on the notes will be computed on the basis described under "Description of Debt Securities and Guarantees—Fixed Rate Debt Securities—How Interest Is Calculated" in the accompanying prospectus. The reopened notes are further issuances of the original notes, which are listed on the New York Stock Exchange. The notes and guarantees are governed by New York law.

        The notes will be the unsecured and unsubordinated indebtedness of Diageo Capital and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

        Diageo will unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes will be unsecured and unsubordinated indebtedness of Diageo and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Diageo is a holding company, the guarantee will effectively rank junior to any indebtedness of its subsidiaries.

        The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

        We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the reopened notes through the facilities of DTC on December 12, 2007. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC's same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See "Clearance and Settlement" in the attached prospectus and this prospectus supplement for more information about these clearing systems.

        Payment of principal of and interest on each series of notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

        We may, without the consent of the holders of any series of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to guaranteed debt securities issued by Diageo Capital, dated as of August 3, 1998, among Diageo Capital, Diageo and The Bank of New York. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Payment of Additional Amounts

        The government of any jurisdiction where Diageo or Diageo Capital is incorporated may require Diageo or Diageo Capital to withhold amounts from payments on the principal or interest on the notes or any amounts to be paid under the guarantee, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Diageo or Diageo Capital, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Diageo or Diageo Capital must pay additional amounts, see "Description of Debt Securities and Guarantees—Payment of Additional Amounts" in the attached prospectus.

Defeasance and Discharge

        We may release ourselves from any payment or other obligations on the notes as described under "Description of Debt Securities and Guarantees—Defeasance and Discharge" of the attached prospectus.

Trustee

        The trustee for the holders of the notes will be The Bank of New York. Pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of October 16, 2007 among Diageo, Diageo Capital, Diageo Finance, Diageo Investment, The Bank of New York and Citibank, N.A., Citibank resigned as trustee and The Bank of New York was appointed as successor trustee under the outstanding indentures of Diageo Capital, Diageo Finance and Diageo Investment. Additionally, pursuant to the same agreement Citibank resigned as Exchange Rate Agent and Calculation Agent and The Bank of New York was appointed as successor Exchange Rate Agent and Calculation Agent with respect to our securities, including outstanding securities of Diageo Capital and Diageo Finance. References to Citibank in the attached prospectus under the headings "Risk Factors—General Information regarding Foreign Currency Risks—Currency Conversions May Affect Payments on Some Debt Securities", "Description of Debt Securities and Guarantees", and "Description of Debt Securities and Guarantees—Floating Rate Debt Securities—How Interest Is Calculated" are hereby replaced with references to The Bank of New York. The corporate trust office of the trustee is no longer located at the address set forth under the heading "Description of Debt Securities—Additional Mechanics—Payment and Paying Agents" in the attached prospectus and is instead located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration. See "Description of Debt Securities and Guarantees—Regarding the Trustee" and "—Default and Related Matters" in the attached prospectus for a description of the trustee's procedures and remedies available in the event of a default.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement dated December 7, 2007, and incorporated in the pricing agreement dated December 7, 2007, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of the reopened notes set forth opposite the name of each underwriter.

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2013 Notes

Goldman, Sachs & Co.	$125,000,000	$125,000,000
Morgan Stanley & Co. Incorporated.	$125,000,000	$125,000,000

Total	$250,000,000	$250,000,000

        Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the joint book-running managers for this offering of notes.

        The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

        The underwriters will initially offer to sell the notes to the public at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters may sell notes to securities dealers at a discount from the initial public offering price of up to 0.20% of the principal amount of the 2017 notes and 0.10% of the principal amount of the 2013 notes. These securities dealers may resell any notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to 0.10% of the principal amount of the 2017 notes and 0.10% of the principal amount of the 2013 notes. If the underwriters cannot sell all the notes at the initial offering price, they may change the offering price and the other selling terms.

        The reopened notes are further issuances of the original notes, which are listed on the New York Stock Exchange. The underwriters have advised Diageo that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.

        Furthermore, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions that any short sales have created. Short sales are the sale by the underwriters of a greater amount of notes than they are required to purchase in the offering. Stabilizing transactions are bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions or otherwise.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If the underwriters commences these activities, they may discontinue them at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in various banking and financial services for and commercial transactions with us and our affiliates for which they have received, and will receive in the future, customary fees.

        We estimate that expenses for issuing the reopened notes will be approximately $200,000.

        We have agreed to indemnify the several underwriters against various liabilities, including liabilities under the Securities Act of 1933.

        Each underwriter has represented and agreed that, in connection with the distribution of the notes, directly or indirectly: (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to Diageo or Diageo Capital.

        Each underwriter has represented and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

  (i)
  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

  (ii)
  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (iii)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (iv)
  at any time in any other circumstances which do not require the publication by the relevant Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any notes in any Relevant Member State means the communication, to more than one person, in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

TAXATION

        The following supplements the discussion under "Taxation—United States Taxation" in the accompanying prospectus and is subject to the limitations and exceptions set forth therein. This issue will constitute a qualified reopening for U.S. federal income tax purposes; accordingly, the reopened notes will have the same issue price and issue date as the original notes. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. For further discussion of the tax consequences applicable to you, please see the accompanying prospectus.

CLEARANCE AND SETTLEMENT

        The reopened notes will be issued in the form of registered global notes that will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. We will issue one global note with respect to each series of reopened notes to DTC and DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred; except that DTC, its nominees, and their successors may transfer a global note as a whole to one another. We will not issue certificated notes except in limited circumstances that we explain under "Legal Ownership—Global Securities—Special Situations When the Global Security Will Be Terminated" in the attached prospectus.

        Beneficial interests in the global notes will be shown on, and transfers of the global notes will be made only through, records maintained by DTC and its participants. A description of DTC and its procedures is set forth under "Clearance and Settlement" in the attached prospectus.

        We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global note.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interest in the global note as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting right to direct participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with notes held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Settlement for the reopened notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made in immediately available funds, except as otherwise indicated in this section.

        The notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The ISIN for the 2017 notes is US25243Y AM12 and the CUSIP number for the 2017 notes is 25243Y AM1. The ISIN for the 2013 notes is US25243Y AL39 and the CUSIP number for the 2013 notes is 25243Y AL3.

EXPERTS

        Diageo's consolidated financial statements as of June 30, 2007 and June 30, 2006 and for each of the years in the three-year period ended June 30, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2007 have been incorporated in this prospectus supplement by reference to Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2007 in reliance upon the reports of KPMG Audit Plc, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. These consolidated financial statements have been audited by KPMG Audit Plc as set forth in their report thereon which is incorporated by reference in this prospectus supplement.

        The audit report on the consolidated financial statements as of June 30, 2007 and June 30, 2006 and for each of the three years in the period ended June 30, 2007 contains an explanatory paragraph that, as referred to in the accounting policies of the group in note 1 within the consolidated financial statements, the company has changed its method of accounting for certain financial instruments with effect from July 1, 2005.

DIAGEO INVESTMENT CORPORATION
DIAGEO CAPITAL PLC
DIAGEO FINANCE B.V.

GUARANTEED DEBT SECURITIES
 Fully and unconditionally guaranteed by

DIAGEO PLC

DIAGEO PLC

Debt Securities
Warrants
Purchase Contracts
Units
Preference Shares
Ordinary Shares
In the form of ordinary shares or American depositary shares

        Diageo Investment Corporation, Diageo Capital plc or Diageo Finance B.V. may use this prospectus to offer from time to time guaranteed debt securities. Diageo plc may use this prospectus to offer from time to time debt securities, warrants, purchase contracts, units, preference shares or ordinary shares, directly or in the form of American depositary shares. Diageo's ordinary shares are admitted to trading on the London Stock Exchange under the symbol "DGE" and are also listed on the Paris and Dublin stock exchanges. Diageo's American depositary shares, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol "DEO".

        You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 27, 2006.

ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
PRESENTATION OF FINANCIAL INFORMATION
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
DIAGEO PLC
DIAGEO INVESTMENT CORPORATION
DIAGEO CAPITAL PLC
DIAGEO FINANCE B.V.
CAPITALIZATION AND INDEBTEDNESS
USE OF PROCEEDS
LEGAL OWNERSHIP
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF PREFERENCE SHARES
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
CLEARANCE AND SETTLEMENT
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

        In this prospectus, the terms "we", "our" and "us" refer to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc. Either Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. or Diageo plc may be the issuer in an offering of debt securities, which may include debt securities convertible into or exchangeable for other securities. Diageo plc will be the guarantor in an offering of debt securities of Diageo Investment, Diageo Capital or Diageo Finance, which are referred to as guaranteed debt securities. We refer to the guaranteed debt securities and the debt securities issued by Diageo collectively as the debt securities. In addition, Diageo will be the issuer in an offering of warrants and in an offering of preference shares or ordinary shares, which are referred to collectively as shares. The debt securities, warrants, preference shares and ordinary shares, including ordinary shares in the form of ADSs, that may be offered using this prospectus are referred to collectively as the securities.

RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Diageo's Business

        You should read "Risk Factors" in Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2005, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Diageo's business.

Risks Relating to Diageo's Shares

  Diageo's shares and American depositary shares may experience volatility which will negatively affect your investment.

        In recent years most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Diageo's shares and American depositary shares, or ADSs, each representing four ordinary shares, even if Diageo's operating results meet the expectations of the investment community. In addition,

  •
  announcements by Diageo or its competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending,

  •
  changes in financial estimates or investment recommendations by securities analysts,

  •
  changes in market valuations of other food or beverage companies,

  •
  adverse economic performance or recession in the United States or Europe, or

  •
  disruptions in trading on major stock markets,

        could cause the market price of Diageo's shares and ADSs to fluctuate significantly.

Risks Relating to the Debt Securities, Warrants, Purchase Contracts and Units

  Because Diageo is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Diageo or on the guarantees is subordinated to the other liabilities of its subsidiaries.

        Diageo is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. Diageo plc had guaranteed a total of £176 million debt as of December 31, 2005. Diageo's ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Diageo's subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to Diageo. Claims of the creditors of Diageo's subsidiaries have priority as to the assets of such subsidiaries over the claims of Diageo. Consequently, in the event of insolvency of Diageo, the claims of holders of notes guaranteed or issued by Diageo would be structurally subordinated to the prior claims of the creditors of subsidiaries of Diageo.

        In addition, some of Diageo's subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Diageo incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

  Because the debt securities are unsecured, your right to receive payments may be adversely affected.

        The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of December 31, 2005, Diageo group had £102 million aggregate principal amount of secured indebtedness outstanding. If Diageo Investment, Diageo Capital, Diageo Finance or Diageo default on the debt securities or Diageo defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Diageo Investment, Diageo Capital, Diageo Finance or Diageo have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Diageo Investment, Diageo Capital, Diageo Finance or Diageo could make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

  Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

        The debt securities are governed by documents called indentures, which are described later under "Description of Debt Securities and Guarantees". We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

  Should Diageo, Diageo Capital or Diageo Finance default on its debt securities, or should Diageo default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.

        Diageo plc is incorporated under the laws of England and Wales, Diageo Capital is incorporated under the laws of Scotland and Diageo Finance is incorporated under the laws of The Netherlands. Accordingly, insolvency proceedings with respect to Diageo or Diageo Capital are likely to proceed under, and be governed by, UK insolvency law and insolvency proceedings with respect to Diageo Finance are likely to proceed under, and be governed by, Dutch insolvency law. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Diageo, Diageo Capital or Diageo Finance or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

  The debt securities, warrants, purchase contracts and units lack a developed trading market, and such a market may never develop.

        Each of Diageo, Diageo Investment, Diageo Capital and Diageo Finance may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by Diageo, Diageo Capital or Diageo Finance may be listed on the New York Stock Exchange or another recognized stock exchange and we expect that debt securities issued by Diageo Investment will not be listed on any stock exchange. However, there can be no assurance that an active trading market will develop for any series of debt securities of Diageo, Diageo Capital or Diageo Finance even if we list the series on a securities exchange. Similarly, there can be no assurance that an active trading market will develop for any warrants issued by Diageo. There can also be no assurance regarding the ability of holders of our debt securities, warrants, purchase contracts and units to sell their debt securities, warrants, purchase contracts or units or the price at which such holders may be able to sell their debt securities, warrants, purchase contracts or units. If a trading market were to develop, the debt securities, warrants, purchase contracts and units could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, Diageo's financial results, any decline in Diageo's credit-worthiness and the market for similar securities.

        Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities, warrants, purchase contracts or units may make a market in the debt securities, warrants, purchase contracts or units as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants, purchase contracts and units or that an active public market for the debt securities, warrants, purchase contracts or units will develop.

General Information regarding Foreign Currency Risks

        This prospectus does not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your financial and legal advisors as to any specific risks entailed by an investment in debt securities that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These debt securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

        The information set forth in this prospectus is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the debt securities. These persons should consult their own legal and financial advisors concerning these matters.

  Exchange Rates and Exchange Controls May Affect the Debt Securities' Value or Return

        Debt securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks.    An investment in a debt security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

        Exchange Rates Will Affect Your Investment.    In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any debt security. Depreciation against the U.S. dollar of the currency in which a debt security is payable would result in a decrease in the effective yield of the debt security below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked debt security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that debt security.

        We Have No Control Over Exchange Rates.    Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

        As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (a) debt securities denominated or payable in currencies other than U.S. dollars and (b) currency-linked debt securities.

        We will not make any adjustment or change in the terms of the debt securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

        Some Foreign Currencies May Become Unavailable.    Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any debt security not denominated in U.S. dollars would not be available when payments on that debt security are due.

        Alternative Payment Method Used if Payment Currency Becomes Unavailable.    If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any debt security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Debt Securities and Guarantees—Additional Mechanics—Unavailability of Foreign Currency" below.

        We Will Provide Currency Exchange Information in Prospectus Supplements.    The applicable prospectus supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any debt security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

  Currency Conversions May Affect Payments on Some Debt securities

        The applicable prospectus supplement may provide for (1) payments on a non-U.S. dollar denominated debt security to be made in U.S. dollars or (2) payments on a U.S. dollar denominated debt security to be made in a currency other than U.S. dollars. In these cases, Citibank, N.A., in its capacity as exchange rate agent, or a different exchange rate agent identified in the prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

  Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Debt securities

        The debt securities will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which debt securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

        Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

Cautionary Statement Concerning Forward-Looking Statements

        This prospectus and the related prospectus supplement may contain statements with respect to the financial condition, results of operations and business of Diageo and certain of the plans and objectives of Diageo with respect to these items. These forward-looking statements are made pursuant to the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In particular, all statements that express forecasts, expectations and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of interest or exchange rates, the availability of financing to Diageo, anticipated costs savings or synergies and the completion of Diageo's strategic transactions, are forward-looking statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside Diageo's control.

        These factors include, but are not limited to:

  •
  Increased competitive product and pricing pressures and unanticipated actions by competitors that could impact Diageo's market share, increase expenses and hinder growth potential;

  •
  The effects of business combinations, partnerships, acquisitions or disposals, existing or future, and the ability to realize expected synergy and/or costs savings;

  •
  Diageo's ability to complete future acquisitions and disposals;

  •
  Legal and regulatory developments, including changes in regulations regarding consumption of, or advertising for, beverage alcohol, changes in accounting standards, taxation requirements, such as the impact of excise tax increases with respect to the business, environmental laws and laws governing pensions;

  •
  Developments in the alcohol advertising class actions and any similar proceedings or other litigation directed at the drinks and spirits industry;

  •
  Developments in the Colombian litigation or any similar proceedings;

  •
  Changes in consumer preferences and tastes, demographic trends or perceptions about health-related issues;

  •
  Changes in the cost of raw materials and labor costs;

  •
  Changes in economic conditions in countries in which Diageo operates, including changes in levels of consumer spending;

  •
  Levels of marketing, promotional and innovation expenditure by Diageo and its competitors;

  •
  Renewal of distribution rights on favorable terms when they expire;

  •
  Termination of existing distribution rights in respect of agency brands;

  •
  Technological developments that may affect the distribution of products or impede Diageo's ability to protect its intellectual property rights; and

  •
  Changes in financial and equity markets, including significant interest rate and foreign currency exchange rate fluctuations, which may affect Diageo's access to or increase that cost of financing or which may affect Diageo's financial results.

        All oral and written forward-looking statements made on or after the date of this document and attributable to Diageo are expressly qualified in their entirety by the above factors and the "Risk Factors" above. Any forward-looking statements made by or on behalf of Diageo speak only as of the date they are made. Diageo does not undertake to update forward-looking statements to reflect any changes in Diageo's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Diageo may make in documents it files with the SEC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        Diageo files annual, half yearly and special reports and other information with the SEC. You may read and copy any document that Diageo files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents filed with the SEC on or after September 10, 2002 are available on the website maintained by the SEC (www.sec.gov).

        Diageo's ADSs are listed on the New York Stock Exchange. Diageo's ordinary shares are admitted to trading on the London Stock Exchange and listed on the Dublin and Paris stock exchanges. You can consult reports and other information about Diageo that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

  •
  Annual Report on Form 20-F for the fiscal year ended June 30, 2005;

  •
  Form 6-K furnished to the SEC on March 27, 2006; and

  •
  Our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

        Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning Diageo at the following address:

                Diageo plc
                8 Henrietta Place
                London W1G 0NB
                England
                Tel. No.: 011-44-20-7927-5200

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PRESENTATION OF FINANCIAL INFORMATION

        Diageo's Form 20-F contains a summary description of Diageo's business and audited consolidated financial statements with a report by our independent auditors. These financial statements until June 30, 2005 were prepared in accordance with generally accepted accounting principles applicable in the United Kingdom. We refer to these accounting principles as UK GAAP later in this prospectus. For a discussion of the principal differences between UK GAAP and generally accepted accounting principles applicable in the United States, referred to as US GAAP, please see "Operating and financial review—Discussions of US GAAP differences" and note 32 to the consolidated financial statements included in Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2005, which is incorporated by reference in this prospectus.

        With effect from July 1, 2005, our consolidated annual and interim financial statements are and will be prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS. IFRS differs in certain significant respects from UK GAAP. Our Annual Reports on Form 20-F starting with our Annual Report for the fiscal year ending June 30, 2006 will present the effects of the differences on our audited consolidated financial statements between IFRS and US GAAP. For information on our transition from UK GAAP to IFRS, see "Operating and Financial Review and Prospects—New Accounting Standards—Conversion to International Financial Reporting Standards" in our Annual Report for the fiscal year ended June 30, 2005, which is incorporated by reference into this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Diageo Investment is incorporated under the laws of the State of Delaware. Diageo Capital is incorporated under the laws of Scotland. Diageo Finance is incorporated under the laws of The Netherlands. Diageo is a public limited company incorporated under the laws of England and Wales. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of US courts against us or these persons based on the civil liability provisions of the US federal securities laws. Slaughter and may has advised us that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities solely based on the US federal securities laws. Furthermore, Morton Fraser LLP has advised us that there is doubt as to the enforceability in Scotland, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities solely based on the US federal securities laws. Moreover, De Brauw Blackstone Westbroek N.V. has advised us that there is doubt as to the enforceability in The Netherlands, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities solely based on the US federal securities laws. We have further been advised by De Brauw Blackstone Westbroek N.V. that the United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. as a consequence, a final judgment for the payment of money rendered by any federal or state court in the united states based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment for the payment of money which is enforceable in the United States is rendered brings a new suit in a court of competent jurisdiction in The Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. if the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in The Netherlands would generally give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

DIAGEO PLC

        Diageo is the world's leading premium drinks business with a collection of international brands. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on December 17, 1997.

        Diageo is a major participant in the branded beverage alcohol industry and operates on an international scale. It brings together world-class brands and a management team committed to the maximization of shareholder value. The management team expects to invest in global brands, expand internationally and launch innovative new products and brands.

        You can find a more detailed description of Diageo's business and recent transactions in Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2005, which is incorporated by reference in this prospectus. The Form 20-F also presents an unaudited ratio of earnings to fixed charges for Diageo's last five fiscal years.

DIAGEO INVESTMENT CORPORATION

        Diageo Investment is a wholly-owned subsidiary of Diageo Inc. and was incorporated under the laws of the State of Delaware on March 22, 1988. Diageo Inc. is an indirect wholly-owned subsidiary of Diageo.

        Diageo Inc. serves as a holding company for Diageo's US operating companies. Diageo Investment is a financing vehicle for Diageo's US operating companies and has no independent operations, other than holding cash and US government securities from time to time. Diageo Investment will lend substantially all proceeds of its borrowings to one or more of Diageo's US operating companies. Diageo Investment and Diageo Inc. have entered into an agreement pursuant to which Diageo Inc. has unconditionally agreed to provide additional equity capital to Diageo Investment when Diageo Investment requests. The parties may amend or modify the terms of this agreement, but not in a manner that would materially prejudice Diageo Investment. Diageo Investment currently derives net revenues from lending at rates in excess of its cost of borrowed funds.

DIAGEO CAPITAL PLC

        Diageo Capital is a wholly-owned subsidiary of Diageo and was incorporated under the laws of Scotland on August 10, 1964. Diageo Capital is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Capital has no independent operations, other than holding cash and US government securities from time to time. Diageo Capital will lend substantially all proceeds of its borrowings to one or more of Diageo's subsidiaries that are operating companies.

DIAGEO FINANCE B.V.

        Diageo Finance is a wholly-owned subsidiary of Diageo and was incorporated under the laws of The Netherlands on October 9, 2003. Diageo Finance is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Finance has no independent operations, other than holding cash and US government securities from time to time. Diageo Finance will lend substantially all proceeds of its borrowings to one or more of Diageo's subsidiaries that are operating companies.

Financial Statements and Issuer Identity

        We do not present separate financial statements of Diageo Investment, Diageo Capital or Diageo Finance in this prospectus because management has determined that they would not be material to investors. Diageo will fully and unconditionally guarantee the guaranteed debt securities issued by Diageo Investment, Diageo Capital or Diageo Finance as to payment of principal, premium, if any, interest and any other amounts due.

        Diageo will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of Diageo and its consolidated subsidiaries. These include:

  •
  the anticipated use of proceeds;

  •
  related funding requirements of Diageo and its consolidated subsidiaries; and

  •
  relevant tax considerations.

CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth, on an IFRS basis, the unaudited actual capitalization of Diageo as at December 31, 2005.

December 31, 2005
(unaudited) £ million
Short term borrowings and bank overdrafts (including current portion of long term borrowings)	1,047

Long term borrowings
Due from one to five years	2,445
Due after five years	1,462

3,907
Finance lease obligation	10
Equity minority interests	197

Equity attributable to the equity shareholders of the company
Called up share capital	883
Share premium account	1,339
Own shares held	(1,727)
Capital redemption reserve	3,060
Cash flow hedging deficit	(42)
Currency translation reserve	169
Retained earnings	910

4,592

Total capitalization	8,706

Notes

1.
At December 31, 2005, the group had cash and cash equivalents of £1,039 million.

2.
At December 31, 2005, £58 million of the group's net borrowings due within one year and £44 million of the group's net borrowings due after more than one year were secured.

3.
At December 31, 2005, there were potential issues of approximately 2 million new ordinary shares outstanding under Diageo's employee share option schemes.

4.
At December 31, 2005, the total authorized share capital of Diageo consisted of 5,329,052,500 ordinary shares of 28 101/108 pence each. At such date, 3,050,644,627 ordinary shares were issued and fully paid, including shares issued and held in employee share trusts and those held as treasury shares.

5.
In connection with the disposal of Pillsbury, Diageo has guaranteed the debt of a third party to the amount of $200 million (£116 million) until November 2009. Including this guarantee, but net of the amounts provided in the consolidated interim financial statements, the group has given performance guarantees and indemnities to the third parties of £176 million at December 31, 2005. Since December 31, 2005, there has been no material change in the group's performance guarantees and indemnities.

6.
Since December 31, 2005, the group has repurchased 36 million of its own shares, which are being held as treasury shares, at a cost of £309 million. Other than as described above there has been no material change in the capitalization of the group since December 31, 2005.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital and the repayment of existing borrowings of Diageo and its subsidiaries.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

        We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if it were ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

  •
  how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

  What is a Global Security?

        A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

        We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

  Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

        If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

  •
  You cannot get securities registered in your own name.

  •
  You cannot receive physical certificates for your interest in the securities.

  •
  You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "Street Name and Other Indirect Holders".

  •
  You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

  •
  The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

  Special Situations When the Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "—Street Name and Other Indirect Holders" and "—Direct Holders".

        The special situations for termination of a global security are:

  •
  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

  •
  When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled "Street Name and Other Indirect Holders".

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        Diageo Investment, Diageo Capital and Diageo Finance may issue guaranteed debt securities and Diageo may issue debt securities by this prospectus. As required by US federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture relating to guaranteed debt securities issued by Diageo Investment is a contract, dated as of June 1, 1999, among Diageo Investment, Diageo and Citibank, N.A. The indenture relating to guaranteed debt securities issued by Diageo Capital is a contract, dated as of August 3, 1998, among Diageo Capital, Diageo and Citibank, N.A. The indenture relating to guaranteed debt securities issued by Diageo Finance is a contract, dated as of December 8, 2003, among Diageo Finance, Diageo and Citibank, N.A. The indenture relating to debt securities issued by Diageo is a contract that will be entered into between Diageo and Citibank, N.A.

        Citibank, N.A. acts as the trustee under all four indentures. The trustee has two main roles:

  •
  First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs" below; and

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        Diageo acts as the guarantor of the guaranteed debt securities issued under the Diageo Investment, the Diageo Capital and the Diageo Finance indentures. The guarantees are described under "Guarantees" below.

        The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See "Where You Can Find More Information About Us" for information on how to obtain a copy.

        This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

        Diageo, Diageo Investment, Diageo Capital and Diageo Finance may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

        We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

        In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

        The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  whether Diageo, Diageo Investment, Diageo Capital or Diageo Finance is the issuer of the debt securities;

  •
  the title of the series of debt securities;

  •
  any limit on the aggregate principal amount of the series of debt securities;

  •
  any stock exchange on which we will list the series of debt securities;

  •
  the date or dates on which we will pay the principal of the series of debt securities;

  •
  the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

  •
  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

  •
  any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

  •
  the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

  •
  the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

  •
  any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

  •
  the terms and conditions of any exchange or conversion of this series of debt securities or the guarantee;

  •
  the applicability of the provisions described later under "Covenants—Defeasance and Discharge";

  •
  if the series of debt securities will be issuable in whole or part in the form of a global security as described under "Legal Ownership—Global Securities", and the depository or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

  •
  if Diageo Investment is the issuer, whether it will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series; and

  •
  any other special features of the series of debt securities.

        Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons. If we issue debt securities in bearer form, the special restrictions and considerations, including offering restrictions and US tax considerations, relating to bearer debt securities will be described in the prospectus supplement.

        Some Definitions.    We have defined some of the terms that we use frequently in this section of the prospectus:

        A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for debt securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency, and (b) for debt securities denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as "TARGET", is operating; provided that with respect to LIBOR debt securities, the day is also a London banking day.

        "Euro LIBOR debt securities" means LIBOR debt securities for which the index currency is euros.

        An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

        "Principal financial center" means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country of the specified currency, except that with respect to Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively.

        "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open for settlement.

Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

        How Interest Is Calculated.    Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

        How Interest Accrues.    Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day".

        When Interest Is Paid.    Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

        Amount of Interest Payable.    Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

        If a Payment Date is Not a Business Day.    If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        Amortizing Debt Securities.    A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

        Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

        Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate". The base rate may be one or more of the following:

  •
  the CD rate;

  •
  the CMT rate;

  •
  the commercial paper rate;

  •
  EURIBOR;

  •
  the federal funds rate;

  •
  LIBOR;

  •
  the prime rate;

  •
  the Treasury rate; or

  •
  any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

        Formula for Interest Rates.    The interest rate on each floating rate debt security will be calculated by reference to:

  •
  the specified base rate based on the index maturity,

  •
  plus or minus the spread, if any, and/or

  •
  multiplied by the spread multiplier, if any.

        For any floating rate debt security, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The "spread multiplier" is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security.

        Limitations on Interest Rate.    A floating rate debt security may also have either or both of the following limitations on the interest rate:

  •
  a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

  •
  a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate".

        Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

        In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

        How Floating Interest Rates Are Reset.    The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the "initial interest rate". The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date". The "interest determination date" for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

  •
  for federal funds rate debt securities and prime rate debt securities, the interest determination date will be the business day prior to the interest reset date;

  •
  for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

  •
  for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

  •
  for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date; and

  •
  for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

        Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding

Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week.

        The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

        In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

        How Interest Is Calculated.    Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day".

        Citibank, N.A. will act as the calculation agent for any issue of floating rate debt securities unless we specify otherwise in the applicable prospectus supplement. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security.

        For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

  •
  by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

  •
  by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

  •
  by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

        All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent (with one-half cent rounded upward).

        When Interest Is Paid.    We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

        If a Payment Date is Not a Business Day.    If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

  CD Rate Debt Securities

        CD rate debt securities will bear interest at the interest rates specified in the CD rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

        The following procedures will be followed if the CD rate cannot be determined as described above:

  •
  If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update", for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption "CDs (Secondary Market)".

  •
  If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

  CMT Rate Debt Securities

        CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Moneyline Telerate Page, as defined below, under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index, as defined below, for:

  (1)
  the rate on that interest determination date, if the Designated CMT Moneyline Telerate Page is 7051; and

  (2)
  the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Moneyline Telerate Page is 7052.

        The following procedures will be followed if the CMT rate cannot be determined as described above:

  •
  If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

  •
  If the rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page and published in the relevant H.15(519).

  •
  If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer", in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury debt securities", with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury debt securities with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury debt security with the shorter remaining term to maturity will be used.

  •
  If the calculation agent cannot obtain three Treasury debt securities quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury debt securities with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

  •
  If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

  •
  If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Designated CMT Moneyline Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Moneyline Telerate Page will be 7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in an applicable prospectus supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

  Commercial Paper Rate Debt Securities

        Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading "Commercial Paper—Nonfinancial".

        The following procedures will be followed if the commercial paper rate cannot be determined as described above:

  •
  If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update under the heading "Commercial Paper—Nonfinancial".

  •
  If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        The "money market yield" will be a yield calculated in accordance with the following formula:

money market yield =	D × 360 360 - (D × M)	× 100

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  EURIBOR Debt Securities

        EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Moneyline Telerate Page 248", as of 11:00 a.m. (Brussels time).

        The following procedures will be followed if the rate cannot be determined as described above:

  •
  If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

  •
  If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

  •
  If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR for that determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time.

  Federal Funds Rate Securities

        Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Moneyline Telerate Page 120".

        The following procedures will be followed if the federal funds rate cannot be determined as described above:

  •
  If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate".

  •
  If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

  •
  If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

  LIBOR Debt Securities

        LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR", and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The calculation agent will determine "LIBOR" for each interest determination date as follows:

  •
  As of the interest determination date, LIBOR will be either:

  •
  if "LIBOR Reuters" is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified

    Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

  •
  if "LIBOR Moneyline Telerate" is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

  •
  If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable prospectus supplement, or (2) no rate appears and the applicable prospectus supplement specifies either (x) "LIBOR Moneyline Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        The "index currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable prospectus supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Moneyline Telerate" is designated in the applicable prospectus supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable prospectus supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

        If neither LIBOR Reuters nor LIBOR Moneyline Telerate is specified in the applicable prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Moneyline Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

  Prime Rate Debt Securities

        Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan".

        The following procedures will be followed if the prime rate cannot be determined as described above:

  •
  If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan".

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

  •
  If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

  •
  If the banks selected by the calculation agent are not quoting as mentioned above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate Debt Securities

        Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "Treasury rate" means:

  •
  the rate from the auction held on the applicable interest determination date, which we refer to as the "auction", of direct obligations of the United States, which are commonly referred to as "Treasury Bills", having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Moneyline Telerate Page 56", or page 57 or any other page as may replace page 57 on that service, which we refer to as "Moneyline Telerate Page 57", or

  •
  if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

  •
  if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

  •
  if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  •
  if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  •
  if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement, or

  •
  if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Guarantees

        Diageo will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by Diageo Capital and Diageo Finance in respect of their respective debt securities, as described under

"Payment of Additional Amounts". Diageo guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Overview of Remainder of This Description

        The remainder of this description summarizes:

  •
  Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

  •
  Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if Diageo Capital, Diageo Finance or Diageo wants to redeem the debt securities for tax reasons.

  •
  Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

  •
  Covenants contained in the indentures that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have additional covenants.

  •
  Your rights if we default or experience other financial difficulties.

  •
  Our relationship with the trustee.

Additional Mechanics

  Exchange and Transfer

        You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

        You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

        If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

  Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

        We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

        Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

        Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

  Payments in U.S. Dollars for Debt Securities Denominated in a Foreign Currency

        The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry debt securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of debt securities will pay all currency exchange costs by deductions from the amounts payable on the debt securities.

  Unavailability of Foreign Currency

        The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate". If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion.

        These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

  Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

        Regardless of whom acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

  •
  Where Diageo Investment merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country's laws (that is, it must be a corporation, partnership or trust organized under the laws of a US state or the District of Columbia or under US federal law) and it must assume the obligations on the debt securities.

  •
  Where Diageo Capital, Diageo Finance or Diageo merges out of existence or sells or leases its assets, the other firm must assume its obligations on the debt securities or the guarantees. The other firm's assumption of these obligations must include the obligation to pay the additional amounts described later under "Payment of Additional Amounts". If such other firm is organized under a foreign country's laws, it must indemnify you against any governmental charge or other cost resulting from the transaction.

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under "Default and Related Matters—Events of Default—What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

  •
  It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under "Covenants—Restrictions on Liens". If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 801)

  Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  change any obligation of Diageo, Diageo Capital or Diageo Finance to pay additional amounts described later under "Payment of Additional Amounts";

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair any of the conversion or exchange rights of your debt security;

  •
  impair your right to sue for payment, conversion or exchange;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

  •
  change the obligations of the guarantor that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902)

        Changes Requiring a Majority Vote.    The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies or currency units, we will use the US dollar equivalent.

  •
  Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Covenants—Defeasance and Discharge". (Section 101)

  •
  We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

  Optional Tax Redemption

        We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

        The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

  •
  Diageo or, in the case of debt securities issued by Diageo Capital or Diageo Finance, Diageo Capital or Diageo Finance, as the case may be, would be required to pay additional amounts as described later under "Payment of Additional Amounts"; or

  •
  Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

        This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Diageo or, in the case of debt securities issued by Diageo Capital or Diageo Finance, Diageo Capital or Diageo Finance, as the case may be, is incorporated. If Diageo, Diageo Capital or Diageo Finance is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

        We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The second situation is where a person located outside of the United States, including in the United Kingdom or The Netherlands, into which Diageo or, in the case of debt securities issued by Diageo Capital or Diageo Finance, Diageo Capital or Diageo Finance, as the case may be, is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

  Conversion or Exchange

        The debt securities may be convertible into or exchangeable for Diageo's ordinary shares or preference shares or other securities of Diageo or securities of other issuers if the prospectus supplement so provides. If the debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

        The government of any jurisdiction where Diageo or, in the case of debt securities issued by Diageo Capital or Diageo Finance, Diageo Capital or Diageo Finance, as the case may be, is incorporated may require Diageo, Diageo Capital or Diageo Finance to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, Diageo, Diageo Capital or Diageo Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

        Diageo, Diageo Capital or Diageo Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances:

  •
  The US government or any political subdivision of the US government is the entity that is imposing the tax or governmental charge.

  •
  The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

  •
  is or has been a citizen or resident of the jurisdiction;

  •
  is or has been engaged in trade or business in the jurisdiction; or

  •
  has or had a permanent establishment in the jurisdiction.

  •
  The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

  •
  The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

  •
  The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

  •
  The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the following requests of Diageo, Diageo Capital or Diageo Finance:

  •
  to provide information about the nationality, residence or identity of the holder or beneficial owner, or

  •
  to make a declaration or satisfy any information requirements,

    that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

  •
  The withholding or deduction is imposed pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

  •
  The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

  •
  The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

        These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo, Diageo Capital or Diageo Finance is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which Diageo, Diageo Capital or Diageo Finance would not be required to pay additional amounts.

        In certain circumstances, payments made to holders of debt securities issued by Diageo or Diageo Capital may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by Diageo or Diageo Capital that are not listed on a "recognized stock exchange" for UK tax purposes at the time of payment and no direction allowing relief under an appropriate double taxation treaty has been obtained. For more information, see the section entitled "Taxation—United Kingdom Taxation of Debt Securities".

Covenants

  Restrictions on Liens

        Some of Diageo's property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

        Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo's restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo's consolidated shareholders' equity. (Section 1009)

        This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following:

  •
  any lien existing on or before the date of the applicable indenture;

  •
  any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith;

  •
  any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the applicable indenture, arising prior to the date of the restricted subsidiary's becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary's becoming a restricted subsidiary;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien;

  •
  any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the applicable indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property;

  •
  any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

  •
  any lien incurred or deposits made in the ordinary course of business;

  •
  any lien on a principal property of Diageo or any restricted subsidiary in favor of the US federal or any state government or the UK or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract;

  •
  any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and

  •
  any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list.

  Restrictions on Sales and Leasebacks

        Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

        Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

        Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010)

        This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo's restricted subsidiaries and either Diageo or one of Diageo's other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less.

        As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo's consolidated shareholders' equity. Any property or portion of any property is not a principal property if Diageo's board of directors:

  •
  does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or

  •
  does not view any portion of the property as materially important for the use of the property.

Diageo and its subsidiaries have no principal properties as of the date hereof.

        As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing installment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries.

Defeasance and Discharge

        The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and US government or US government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under current US federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the US Internal Revenue Service a ruling that states the same conclusion.

  •
  If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

        However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Default and Related Matters

  Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

  Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default? The term event of default means any of the following:

  •
  We do not pay the principal or any premium on a debt security on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days.

  •
  We do not pay interest on a debt security within 30 days of its due date.

  •
  We do not deposit any sinking fund payment on its due date.

  •
  We remain in breach of a covenant described beginning on page 13 or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

  •
  There is a default in the conversion or exchange of any convertible or exchangeable securities of the series in question and this default continues for 90 days after we receive a notice of default.

  •
  Any other event of default described in the prospectus supplement occurs. (Section 501)

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

        Diageo and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

        If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF WARRANTS

        Diageo may issue warrants to purchase debt securities, preference shares or ordinary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Diageo and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

        Diageo may issue warrants for the purchase of debt securities issued by Diageo, Diageo Investment, Diageo Capital or Diageo Finance. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into by Diageo and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the initial offering price;

  •
  the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

  •
  the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

  •
  the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

  •
  the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

  •
  if applicable, a discussion of material UK and US federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

  •
  any other terms of the debt warrants.

Equity and Other Warrants

        Diageo may issue warrants for the purchase of its equity securities (i.e., its ordinary shares and preference shares) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement and any other warrant may be exercised to purchase or sell (i) securities of an entity unaffiliated with Diageo, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies, or (iii) commodities. Equity warrants may be issued separately or together with any other securities.

        The equity or other warrants are to be issued under equity warrant agreements to be entered into by Diageo and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity or other warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the title and aggregate number of such warrants;

  •
  the initial offering price;

  •
  the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

  •
  the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

  •
  the designation and terms of the equity securities (i.e., preference shares or ordinary shares) or other securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing that can be purchased upon exercise of such warrants;

  •
  the total number of preference shares or ordinary shares or other securities or rights that can be purchased upon exercise of each such warrant and the exercise price;

  •
  the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

  •
  the designation and terms of any related preference shares or ordinary shares or other securities with which such warrants are issued and the number of such warrants issued with each preference share or ordinary share or other security;

  •
  if applicable, whether and when the equity warrants and the related preference shares or ordinary shares or other securities will be separately transferable;

  •
  if applicable, a discussion of material UK and US federal income tax, accounting or other considerations applicable to such warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        Diageo may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

  •
  debt securities issued by any of the registrants or equity securities issued by Diageo or securities of third parties;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices, baskets or combinations of the items described above as specified in the applicable prospectus supplement.

        Each item described above will be referred to as a "purchase contract property". Each purchase contract will obligate:

  •
  the holder to purchase or sell, and obligate Diageo to sell or purchase, on specified dates, one or more purchase contract properties at the specified price or prices; or

  •
  the holder or Diageo to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract properties and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require Diageo to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

        An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-US dollar currency. Relevant risks will be discussed in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, Diageo may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF PREFERENCE SHARES

        Provided that sufficient authorized but unissued share capital exists and that the directors have the required authority to allot shares, Diageo's articles of association allow it to issue new shares with any rights or restrictions attaching to them, subject to any special rights given to the holders of the existing issued share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any determined by the shareholders. Under the laws of England and Wales, the board of directors requires express authority to allot shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Diageo's board of directors has the authority to issue ordinary and preference shares up to an aggregate nominal amount of £291,272,000. However, currently all of Diageo's authorized but unissued shares are designated to be ordinary shares. In order to issue preference shares, Diageo would need to redesignate some of these ordinary shares into preference shares or increase its authorized share capital by the creation of preference shares. Both of these actions would require the approval of shareholders by ordinary resolution.

        If the preference shares have the right to participate only up to a specified amount in a dividend or capital distribution, Diageo may issue them without complying with the provisions of English law that otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis. These rights of existing shareholders are sometimes referred to as pre-emptive rights. However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of Diageo's shares unless such rights are waived by a special resolution of Diageo's shareholders. Diageo's shareholders have currently waived preemptive rights with respect to equity securities with an aggregate nominal amount of £44,132,121.

        Subject to the foregoing, applicable law and the rights of other holders of Diageo's share capital, Diageo may seek to issue preference shares in one or more series with such terms, rights and restrictions as the company may by ordinary resolution determine, or if no resolution has been passed or so far as the resolution does not make any specific provision, with such terms, rights and restrictions as Diageo's board of directors may determine, including the following:

  •
  the maximum number of shares in the series;

  •
  the designation of the series;

  •
  any dividend rate, or basis for determining such a rate, on the shares of the series;

  •
  whether or not dividends will be cumulative and, if so, from which date or dates;

  •
  whether the shares of the series will be redeemable and, if so, the date, prices and other terms and conditions of redemption;

  •
  whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at Diageo's option, the option of holders of the preference shares or both;

  •
  whether the shares of the series will have voting rights and, if so, the nature of those voting rights and the circumstances in which they may be exercised;

  •
  the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Diageo; and

  •
  any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

        The specific rights carried by preference shares of each series will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern the preference shares. These include the memorandum and articles of association of Diageo and any other document filed with the Registrar of Companies in England and Wales setting out the terms of such preference shares. The terms and manner in which Diageo may redeem shares are set forth in its articles of association. If Diageo wants to issue redeemable shares, a special resolution of shareholders would be required to determine the terms on which and the manner in which redemption may take place.

DESCRIPTION OF ORDINARY SHARES

General

        Diageo may issue ordinary shares by this prospectus. This section summarizes the material terms of Diageo's ordinary shares as set out in the memorandum and articles of association of Diageo. This summary is qualified in its entirety by reference to the Companies Act 1985 of Great Britain, as amended, and Diageo's memorandum and articles of association. Information on where investors can obtain a copy of the memorandum and articles of association, which is filed as an exhibit to Diageo's Form 20-F is provided under "Where You Can Find More Information About Us".

        All of Diageo's ordinary shares are fully paid. Accordingly, no further contribution of capital may be required by Diageo from the holders of such shares. Diageo's ordinary shares are represented in certificated form and also in uncertificated form under "CREST". CREST is an electronic settlement system in the United Kingdom which enables Diageo's ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form. Diageo's ordinary shares:

  •
  may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance or receipt of the form of transfer bearing the appropriate stamp duty by The Registrar, Diageo plc, Edinburgh Park, 5 Lochside Way, Edinburgh EH12 9DT; or

  •
  may be in uncertificated form with the relevant CREST member account being credited with the ordinary shares issued or transferred.

        Under UK law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Diageo ordinary shares in the same manner and under the same terms as UK residents or nationals.

Share Capital

        Diageo's share capital consists solely of ordinary shares, with a nominal value of 28101 /108 pence per share. As of December 31, 2005, the authorized share capital of Diageo consisted of 5,329,052,500 ordinary shares of 28 101/108 pence each. As of that date, Diageo had 3,050,644,627 ordinary shares outstanding.

        For information about Diageo's share capital history for the last three fiscal years, you may consult Note 22 of Diageo's financial statements included in Diageo's Annual Report on Form 20-F for the year ended June 30, 2005, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference into this prospectus.

Dividend Rights

        Holders of Diageo's ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends. No dividend may be paid other than out of profits available for distribution. Dividends may be paid to an approved depositary in currencies other than pounds sterling and such dividends will be calculated using an appropriate market exchange rate in London as determined by the directors in accordance with Diageo's articles of association.

        If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of Diageo until the dividend is claimed. If the dividend remains unclaimed for 12 years after the date such dividend became due for payment, it will be forfeited and will revert to Diageo, unless the board decides otherwise.

        Diageo's articles of association permit payment or satisfaction of a dividend wholly or partly by distribution of specific assets, including fully paid shares or debentures of any other company. Such action must be directed by the general meeting which declared the dividend and upon the recommendation of the directors.

Voting Rights

        Voting at any general meeting of shareholders is by a show of hands unless a poll, which is a written vote, is duly demanded. On a show of hands, every shareholder who is present in person at a general meeting, including the duly authorized representative of a corporate holder of Diageo's shares which is not itself a shareholder entitled to vote, has one vote regardless of the number of shares held. On a poll, every shareholder who is present in person or by proxy has one vote for every share held by that shareholder. A poll may be demanded by any of the following:

  •
  the chairman of the meeting;

  •
  at least three shareholders entitled to vote and present in person, by proxy or by duly authorized representative at the meeting;

  •
  any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting and present in person, by proxy or by duly authorized representative; or

  •
  any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right and present in person, by proxy or by duly authorized representative.

        Matters are transacted at general meetings of Diageo by the proposal and approval of three kinds of resolutions:

  •
  ordinary resolutions, which include resolutions for the election, re-election and removal of directors, the approval of financial statements, the declaration of final dividends, the appointment or reappointment of auditors, the increase of authorized share capital or the grant of authority to allot shares;

  •
  special resolutions, which include resolutions to amend Diageo's memorandum or articles of association or resolutions relating to matters concerning Diageo's winding up; and

  •
  extraordinary resolutions, which include resolutions to change the rights of any class of Diageo's shares at a meeting of the holders of such class.

        An ordinary resolution requires the affirmative vote of a simple majority of the votes cast at a validly constituted shareholders meeting. Special and extraordinary resolutions require the affirmative vote of not less than three-fourths of the votes cast at a validly constituted shareholders meeting. The minimum quorum to hold a shareholders' meeting is two persons entitled to attend and vote on the business to be transacted, each being a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder.

        In the case of equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to cast the deciding vote in addition to any other vote he may have.

Liquidation Rights

        In the event of the liquidation of Diageo, after payment of all liabilities and deductions in accordance with English law, the balance of assets available for distribution will be distributed among the holders of ordinary shares according to the amounts paid-up on the shares held by them. A liquidator may, with the sanction of an extraordinary resolution of the shareholders and any other sanction required by the UK Insolvency Act 1986, divide among the shareholders the whole or any part of Diageo's assets. Alternately, a liquidator may, upon the adoption of an extraordinary resolution of the shareholders, place the assets in whole or in part in trustees upon such trusts for the benefit of shareholders, but no shareholder is compelled to accept any assets upon which there is a liability.

Preemptive Rights and New Issues of Shares

        While holders of ordinary shares have no pre-emptive rights under Diageo's articles of association, the ability of the directors to cause Diageo to issue shares, securities convertible into shares or rights to shares, otherwise than pursuant to an employee share scheme, is restricted. Under the Companies Act, the directors of a company are, with certain exceptions, unable to allot any equity securities without express authorization, which may be contained in a company's articles of association or given by its shareholders in general meeting, but which in either event cannot last for more than five years. Under the Companies Act, Diageo may also not allot shares for cash without first making an offer to existing shareholders to allot shares on the same or more favorable terms in proportion to their respective shareholdings, unless this requirement is waived by a special resolution of the shareholders.

Disclosure of Interests in Diageo's Shares

        There are no provisions in Diageo's articles of association whereby persons acquiring, holding or disposing of a certain percentage of Diageo's shares are required to make disclosure of their ownership percentage. However, Sections 198 to 211 of the Companies Act impose such disclosure requirements upon a person who acquires or ceases to have an interest in shares comprising any class of Diageo's issued and voting share capital and, as a result, either obtains, or ceases to have:

  •
  a "material interest" in 3%, or more of the nominal value of any class of Diageo's issued voting share capital; or

  •
  an aggregate interest (whether "material" or not) in 10% or more of the nominal value of any class of Diageo's issued voting share capital or the percentage of his interest in Diageo's issued voting share capital remains above the relevant level and changes by a whole percentage point or more.

        A "material" interest means, broadly, any beneficial interest, including those of a spouse or a child or a step-child, those of a company which is accustomed to act in accordance with the relevant person's instructions or in which one third or more of the votes are controlled by such person and certain other interests set out in the Companies Act, other than those of an investment manager or an operator of a unit trust/recognized scheme/collective investment scheme/open-ended investment company.

        The Companies Act set out particular rules of disclosure where two or more parties have entered into an agreement to acquire interests in shares of a public company, and the agreement imposes obligations/restrictions on any such party with respect to the use, retention or disposal of their interests in the shares and an acquisition of shares by a party pursuant to the agreement has taken place.

        Under the Companies Act, Diageo may by notice in writing require a person that Diageo knows or has reasonable cause to believe is or was during the three years preceding the date of the notice interested in Diageo's shares to indicate whether or not that is correct and, if that person does or did hold an interest in Diageo's shares, to provide certain information as set out in the Companies Act.

        The Companies Act also regulates the disclosure of interests in shares or debentures held by directors and certain associated companies of the issuing company.

        There are additional disclosure obligations under the Rules Governing Substantial Acquisitions of Shares where a person acquires 15% or more of the voting rights of a listed company or when an acquisition increases his holding of shares or rights over shares so as to increase his voting rights beyond that level by a whole percentage point. In this case notification should be directed to the London Stock Exchange and to Diageo no later than noon on the business day following the date of the acquisition.

        The City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover transaction, and anyone acting in concert with such parties, during the course of an offer period.

Election of Directors

        Diageo's articles of association provide for a board of directors, consisting, unless otherwise provided for by shareholder resolution, of not fewer than three directors and not more than twenty-five directors, who shall manage the business and affairs of Diageo. Directors may be elected by the members in a general meeting, or appointed by the board of directors. In addition, at each annual general meeting one-third of the directors, representing those directors who have been in office longest since their last election, as well as any directors appointed by the board of directors since the last annual general meeting, are required to resign and are then considered for re-election, assuming they wish to stand for re-election.

General Meetings and Notices

        At least 21 days' written notice of an annual general meeting is required. An annual general meeting may be held on short notice provided that all the shareholders entitled to attend and vote at the meeting agree. Any general meeting which is not an annual general meeting is called an "extraordinary general meeting". At least 14 days' written notice of any extraordinary general meeting is required, unless a special resolution or a resolution on which special notice has been given to Diageo's shareholders is proposed, in which case 21 days' written notice is required. Any extraordinary general meeting may be held on short notice if a majority of shareholders representing at least 95% of Diageo's shares giving the right to attend and vote at such meeting, agree.

        Under Diageo's articles of association, the annual general meeting of shareholders must be held within 15 months of the preceding annual general meeting and at a time and place determined by the board of directors.

Variation of Rights

        If, at any time, Diageo's share capital is divided into different classes of shares, the rights attached to any class may be varied, subject to the provisions of the Companies Act, either with the consent in writing of the holders of three fourths in nominal value of the shares of that class or upon the adoption of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class.

        At every such separate meeting, all of the provisions of the articles of association relating to proceedings at a general meeting apply, except that (a) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class or, if such quorum is not present on an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds, (b) any person present in person or by proxy may demand a poll, and (c) each shareholder will have one vote per share held in that particular class in the event a poll is taken.

        Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in all respects or by the reduction of the capital paid up on such shares or by the purchase or redemption by Diageo of its own shares in accordance with the Companies Act and the articles of association.

Changes in Share Capital

        Diageo's ordinary shareholders may pass an ordinary resolution to do any of the following:

  •
  increase Diageo's share capital by the creation of new shares of such amount as the resolution shall prescribe;

  •
  consolidate, or consolidate and then divide, all or any of Diageo's share capital into new shares of larger nominal amounts than its existing shares;

  •
  cancel any shares which have not, at the date of the relevant resolution, been subscribed or agreed to be subscribed by any person and reduce the amount of Diageo's authorized share capital by the amount of such unissued shares so cancelled; and

  •
  divide some or all of Diageo's shares into shares of a smaller nominal amount.

        Diageo may:

  •
  with the authority of shareholders by ordinary or special resolution and subject to the provisions of the Companies Act, to purchase its own shares; and

  •
  by special resolution and subject to the provisions of the Companies Act, to reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve, subject to receiving a court sanction.

        At an annual general meeting held on October 18, 2005, Diageo's shareholders gave it authority to repurchase up to 305,041,222 of its ordinary shares subject to additional conditions.

Transfer of Shares

        Except as described in this paragraph, Diageo's memorandum and articles of association do not restrict the transferability of Diageo's ordinary shares. Diageo's ordinary shares may be transferred by an instrument in any usual form or in any form acceptable to the directors. The directors may refuse to register a transfer:

  •
  if the shares to be transferred are not fully paid;

  •
  if the transfer is not duly stamped, if so required;

  •
  if the transfer is with respect to more than one class of shares;

  •
  if the transfer is in favor of more than four persons jointly; or

  •
  in certain circumstances, if the holder has failed to provide the required information, as described under "—Disclosure of Interests in Diageo's Shares" above.

Shareholder Proposals and Shareholder Nominations of Directors

        Under the Companies Act, shareholders may demand that a resolution be voted on at an annual general meeting if the demand is made:

  •
  by shareholders holding at least 5% of the voting powers of shares having a right to vote on the resolution; or

  •
  by at least 100 shareholders holding shares on which there has been paid up an average sum per shareholder of at least £100.

        The shareholders must submit the demand at Diageo's registered office at least six weeks before the annual general meeting to which it relates, unless Diageo calls the annual general meeting for a date less than six weeks after the demand is so submitted.

        In general, resolutions to appoint directors must be submitted to shareholders' consideration on the basis of one resolution for each nominated director. A resolution to appoint more than one director may be voted upon at a general meeting only if the shareholders have first approved it without any vote being against so doing.

Shareholders' Vote on Certain Transactions

        The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require the approval, at a special meeting convened by court order, of the shareholders or creditors of the relevant class to which the scheme relates.

        Once approved at the court-convened meeting by a vote in favor by a majority in number representing at least 75% in value of each relevant class of shareholders or creditors and sanctioned by the court, all shareholders or creditors of the relevant class are bound by the terms of the scheme, and dissenting shareholders have no appraisal rights.

        Under the rules of the UK Listing Authority, shareholder approval:

  •
  is usually required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25% or more of the size of the listed company, as assessed according to the guidelines set out in the rules; and

  •
  may also be required for an acquisition or disposal of assets between a listed company and related parties, as defined in the rules of the UK Listing Authority.

        In addition, the Companies Act also provides:

  •
  that where a takeover offer is made for the shares of a UK company; and

  •
  within four months of the date of the offer, the offeror has acquired or contracted to acquire at least nine-tenths in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, serve notice to acquire compulsorily, on the terms of the offer, the shares of the relevant class in respect of which the offer has not been accepted. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the compulsory acquisition was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the transfer that it finds appropriate. A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection

        Except when closed under the provisions of the Companies Act, the register and index of names of shareholders of an English company may be inspected during business hours:

  •
  for free, by its shareholders, including, in the case of Diageo, holders of Diageo ADSs; and

  •
  for a fee by any other person.

        In both cases, the documents may be copied for a fee.

        The shareholders of an English public company may also inspect, without charge, during business hours:

  •
  minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

  •
  service contracts of the company's directors, if the contracts have more than 12 months unexpired or require more than 12 months' notice to terminate.

        In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts. The shareholders of Diageo do not have rights to inspect the accounting records of Diageo or the minutes of meetings of its directors.

Shareholders' Suits

        While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to seek a court order

  •
  when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

  •
  when any act or omission of the company is or would be prejudicial.

        A court has wide discretion in granting relief and may authorize civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

        In order to become a shareholder and enforce these rights under English law, holders of Diageo ADSs are required to withdraw from the depositary at least one of their Diageo ordinary shares underlying the Diageo ADSs. See "Description of Diageo American Depositary Shares—Deposit, Withdrawal and Cancellation" for information about how to withdraw Diageo ordinary shares.

Summary of Certain Provisions of Diageo's Memorandum and Articles of Association

  Objects and Purposes

        Diageo is incorporated under the name Diageo plc, and is registered in England and Wales under registered number 23307. Diageo's objects and purposes are set forth in the fourth clause of its memorandum of association and cover a wide range of activities, including to carry on the business of a holding company, to carry on the business of producing, distributing and marketing branded drinks and branded food products, operating fast food restaurant chains and brewing, distilling and manufacturing wines, spirits and mineral or other types of water as well as to carry on all other businesses necessary to attain Diageo's objectives. The memorandum of association grants Diageo a broad range of powers to effect these objectives.

  Directors

        Under Diageo's articles of association, a director cannot vote in respect of any proposal in which the director, or any person connected with the director, has a material interest. However, this restriction on voting does not apply to resolutions (a) giving the director any guarantee, security or indemnity in respect of obligations or liabilities incurred for the benefit of Diageo or any of its subsidiaries, (b) giving any guarantee, security or indemnity to a third party in respect of obligations of Diageo or a subsidiary for which the director has assumed responsibility under an indemnity or guarantee or by giving security, (c) giving the director an indemnity where all other directors are being offered indemnities on substantially the same terms, (d) relating to funding by Diageo of the director's expenditure on defending proceedings or doing of things enabling him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements, (e) relating to an offer of securities of Diageo or any of its subsidiaries in which the director participates or may participate as a holder of shares or other securities or in the underwriting, (f) relating to any contract in which the director is interested by virtue of the director's interest in securities of Diageo or by reason of any other interest in or through Diageo, (g) concerning any other company (not being a company in which the director owns one per cent or more) in which the director is a shareholder or an officer or is otherwise interested directly or indirectly, (h) relating to any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees' share scheme which relates both to directors and employees of Diageo equally, (i) relating to the arrangement of any employee benefit in which the director will share equally with other employees, and (j) relating to any insurance that Diageo purchases or maintains for its directors or any group of people, including directors.

        Under Diageo's articles of association, compensation awarded to executive directors may be decided by the board or any authorized committee of the board.

        The directors are empowered to exercise all the powers of Diageo to borrow money, subject to the limitation that the aggregate amount of all liabilities and obligations of Diageo outstanding at any time shall not exceed an amount equal to twice the aggregate of Diageo's share capital and reserves calculated in the manner prescribed in Diageo's articles of association, unless sanctioned by an ordinary resolution of Diageo's shareholders.

        No person may be appointed a director if, at the time of the appointment, the person has reached the age of seventy. A director must retire at the first annual general meeting after the director's seventieth birthday. Directors are not required to hold any shares of Diageo as a qualification to act as a director.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The ordinary shares of Diageo may be issued in the form of American depositary shares, or ADSs. Each Diageo ADS represents four ordinary shares of Diageo.

        The Bank of New York is the depositary with respect to Diageo's ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents an ownership interest in four shares deposited with the custodian, as agent of the depositary, under the deposit agreement among Diageo, the depositary and owners and beneficial owners of ADRs. Each ADS also represents any other securities, cash or other property which may be held by The Bank of New York as depositary.

        The depositary's office at which the ADRs will be administered is currently located at One Wall Street, New York, New York 10286. The custodian will be The Bank of New York and its duties will be administered from its principal London office, currently located at One Canada Square, London, England E14 5AL. The principal executive office of The Bank of New York is located at One Wall Street, New York, New York 10286.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, Diageo will not treat you as one of its shareholders and you will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights, which are set out in the deposit agreement. The deposit agreement also sets out the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

        The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR, which contain the terms of the ADSs. Please see "Where You Can Find More Information About Us" for information on how you can obtain a copy of the deposit agreement. Copies of the deposit agreement are also available for inspection at the offices of the depositary.

Share Dividends and Other Distributions

        Diageo may make various types of distributions with respect to its securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of underlying shares that your ADSs represent.

        Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.    The depositary will convert any cash dividend or other cash distribution to US dollars to the extent this is permissible and can be done on a reasonable basis. The depositary will distribute such dollar amount as promptly as practicable, subject to any deductions for taxes required to be withheld, any expenses of converting foreign currencies and transferring funds to the United States and other expenses and adjustments. If the depositary cannot reasonably make such conversion or obtain any governmental approval or license necessary for the conversion, the depositary will hold any unconvertible foreign currency for your account without liability for any interest or, upon request, will distribute the foreign currency to you. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.    In the case of a distribution in shares, the depositary will deliver additional ADSs representing such shares if Diageo provides satisfactory evidence that it is legal to do so. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled to them.

  •
  Rights to receive additional shares.    In the case of a distribution of rights to subscribe for additional shares or other rights, if Diageo provides satisfactory evidence that the depositary may lawfully distribute such rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of such rights. However, if Diageo does not furnish such evidence or if the depositary determines it is not lawful or feasible to distribute such rights to all or some of the registered holders, the depositary may:

  •
  distribute such rights only to the holders in which the depositary has determined such distribution is lawful and feasible;

  •
  if practicable, sell rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or feasibly make such rights available and distribute the net proceeds as cash; or

  •
  allow rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or feasibly make such rights available to lapse, in which case such registered holders will receive nothing.

    Diageo has no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

  •
  Other Distributions.    In the case of a distribution of securities or property other than those described above, the depositary may distribute such securities or property in any manner it deems equitable and practicable. To the extent the depositary deems distribution of such securities or property not to be feasible, the depositary may, after consultation with Diageo, adopt any method that it reasonably deems to be equitable and practical, including but not limited to the sale of such securities or property and distribution of any net proceeds in the same way that cash is distributed.

        Any US dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents (fractional cents will be rounded to the nearest whole cent).

        The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities.

        There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

        The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. In the case of the ADSs to be issued under a prospectus supplement, Diageo may arrange with the underwriters named therein to deposit such ordinary shares if and as provided in the prospectus supplement.

        Ordinary shares deposited with the custodian must also be accompanied by certain documents, including instruments showing that such ordinary shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

        The custodian will hold all deposited ordinary shares for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The deposited shares and any other securities, property or cash received by the depositary or the custodian and held under the deposit agreement are referred to as deposited securities.

        Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will execute and deliver ADRs in the name of the person entitled thereto evidencing the number of ADSs to which such person is entitled. ADRs will be delivered at the depositary's New York office.

        When you turn in your ADR at the depositary's office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the underlying ordinary shares to you. At your risk, expense and request, the depositary will deliver deposited securities at its New York office if feasible.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing Diageo's transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any US or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADRs. After receiving voting materials from Diageo, the depositary will, if Diageo asks it to, notify the ADR holders of any shareholder meeting or solicitation of consents for proxies. This notice will describe how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including complying with the requirements that your name be placed on Diageo's register and that you deliver your ADRs to the depositary for holding pending the conclusion of the meeting. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to English law and the provisions of Diageo's articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with your instructions or deemed instructions. If the depositary does not receive instructions from you on or before the specified date, the depositary will deem you to have instructed it to give a discretionary proxy to a person designated by Diageo to vote such deposited securities.

        However, we cannot assure you that you will receive our voting materials in time for you to give the depositary instructions to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions to vote the deposited securities, if, for example, the instructions are not received in time to vote the amount of the deposited securities or if English or other applicable laws prohibit such voting.

Record Dates

        The depositary may fix record dates for the determination of the ADR holders who will be:

  •
  entitled to receive a dividend, distribution or rights, or

  •
  entitled to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities subject to the limitations discussed under "—Voting Rights" above, all subject to the provisions of the deposit agreement.

Reports and Other Communications

        The depositary will make available for inspection by ADR holders any reports and communications from Diageo that are both received by the depositary as holder of deposited securities and made generally available by us to the holders of deposited securities. Upon the request of Diageo, the depositary will send to you copies of reports furnished by Diageo pursuant to the deposit agreement.

Fees and Expenses

        ADR holders will be charged a fee for each issuance of ADRs, including issuances resulting from distributions of ordinary shares, rights and other property, and for each surrender of ADRs in exchange for deposited securities, including if the deposit agreement terminates. The fee in each case is $5.00 for each 100 ADSs (or any portion thereof) issued or surrendered. ADR holders or persons depositing ordinary shares may also be charged the following expenses:

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

  •
  expenses of the depositary in connection with the conversion of foreign currency into US dollars.

Payment of Taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may deduct the amount thereof from any cash distributions, or sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled to them.

Reclassifications, Recapitalizations and Mergers

        If Diageo takes actions that affect the deposited securities, including any change in par value, split-up, consolidation or other reclassification of deposited securities or any recapitalization, reorganization, merger, consolidation, sale of assets or other similar action, then the depositary may, and will if Diageo asks it to:

  •
  distribute additional or amended ADRs;

  •
  distribute cash, securities or other property it has received in connection with such actions; or

  •
  sell any securities or property received and distribute the proceeds as cash.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

        Diageo may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges (except for taxes and other charges specifically payable by ADR holders under the deposit agreement), or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs when an amendment has become effective such ADR holder is deemed to agree to such amendment.

        No amendment will impair your right to surrender your ADSs and receive the underlying securities except to comply with mandatory provisions of applicable law.

        The depositary will terminate the deposit agreement if Diageo asks it to do so. The depositary may also terminate the deposit agreement if the depositary has told Diageo that it would like to resign and Diageo has not appointed a new depositary bank within 180 days. In either case, the depositary must notify you at least 90 days before termination. After termination, the depositary's only responsibility will be (i) to advise you that the deposit agreement is terminated, (ii) to collect distributions on the deposited securities (iii) to sell rights and other property, and (iv) to deliver shares and other deposited securities upon cancellation of the ADRs. At any time after the expiration of one year from the termination date, the depositary may sell the deposited securities which remain and hold the net proceeds of such sales and any other cash it is holding under the deposit agreement, without liability for interest, for the pro rata benefit of ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

        The deposit agreement expressly limits the obligations and liability of the depositary, Diageo and their respective agents. Neither Diageo nor the depositary will be liable if:

  •
  law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by it;

  •
  it exercises or fails to exercise discretion permitted under the deposit agreement or the ADR;

  •
  it performs its obligations specifically set forth in the deposit agreement without negligence or bad faith; or

  •
  it takes any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

        In the deposit agreement, Diageo agrees to indemnify The Bank of New York for acting as depositary, except for losses caused by The Bank of New York's own negligence or bad faith, and The Bank of New York agrees to indemnify Diageo for losses resulting from its negligence or bad faith.

        The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote.

        The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interests

        Diageo may request that you provide such information as it may request in a notice pursuant to the Companies Act, as described above under "Description of Ordinary Shares—Disclosure of Interests in Diageo's Shares". In addition, you must comply with the provisions of the Companies Act with regard to the notification to Diageo of interests in Diageo's shares, as described above under "Description of Ordinary Shares—Disclosure of Interests in Diageo's Shares".

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charge and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADRs or register transfers of ADRs generally if the register for ADRs or any deposited securities are closed or at any time or if the depositary or Diageo thinks it advisable to do so.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

        The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time when the depositary considers it expedient to do so.

Pre-release of ADSs

        The depositary may deliver ADRs prior to the deposit of ordinary shares with the custodian. This is called a pre-release of the ADRs. A pre-release is closed out as soon as the underlying ordinary shares (or other ADRs) are delivered to the depositary. The depositary may pre-release ADRs only if:

  •
  the depositary has received collateral for the full market value of the pre-released ADRs;

  •
  the depositary is able to close out the pre-release on not more than five business days' notice; and

  •
  the person to whom the pre-release is being made represents in writing that it:

  •
  owns the underlying ordinary shares;

  •
  assigns all rights in such ordinary shares to the depositary; and

  •
  holds such ordinary shares for the account of the depositary.

        In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

The Depositary

        The Bank of New York, a "banking organization" within the meaning of the New York Banking Law, is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

CLEARANCE AND SETTLEMENT

        Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V. or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in US dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

        The policies of DTC, Clearstream, Luxembourg, Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is a duly licensed bank organized as a société, anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its US customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

  Clearance and Settlement Procedures—DTC

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in US dollars, on the settlement date. For payments in a currency other than US dollars, securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading Between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

        If payment is made in US dollars, settlement will be in same-day funds. If payment is made in a currency other than US dollars, settlement will be free of payment. If payment is made other than in US Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading Between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

  Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

        The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. US investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

        This section describes the material United States federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, US counsel to the issuer. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

  •
  a tax-exempt organization,

  •
  a life insurance company,

  •
  in the case of debt securities, a bank,

  •
  in the case of warrants, shares or ADSs, a person that actually or constructively owns 10% or more of the voting stock of Diageo,

  •
  a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

  •
  a person liable for alternative minimum tax, or

  •
  a United States holder (as defined below) whose functional currency is not the US dollar.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

        You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation;

  •
  a foreign partnership; or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Shares and ADSs

        This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADSs. Exchanges of ordinary shares for ADRs, and ADRs for ordinary shares, generally will not be subject to United States federal income tax.

  Dividends

        United States Holders.    Under the United States federal income tax laws, and subject to the passive foreign investment company rules discussed below, if you are a United States holder, the gross amount of any dividend paid by Diageo out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2009 will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, in the case of preference shares, if the dividend is attributable to a period or periods aggregating over 366 days that you hold the preference shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date, and in each case meet certain other holding period requirements.

        The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the US dollar value of the pound sterling payments made, determined at the spot pound sterling/US dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into US dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into US dollars or other property will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain.

        Dividends will be income from sources outside the United States, and dividends paid in taxable years beginning before January 1, 2007 generally will be "passive income" or "financial services income", while dividends paid in taxable years beginning after December 31, 2006 will generally be "passive" or "general" income, which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate.

        United States Alien Holders.    If you are a United States alien holder, dividends paid to you in respect of shares or ADSs will not be subject to United States federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a

United States holder. If you are a corporate United States alien holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Capital Gains

        United States Holders.    Subject to the passive foreign investment company rules discussed below, if you are a United States holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the US dollar value of the amount that you realize and your tax basis, determined in US dollars, in your shares or ADSs. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

        United States Alien Holders.    If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

  •
  you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

        If you are a corporate United States alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Passive Foreign Investment Company Rules

        We believe that our shares and ADSs should not be treated as stock of a passive foreign investment company, or PFIC, for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, any gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a United States holder, you would be treated as if you had realized any gain and certain "excess distributions" ratably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. In addition, dividends that you receive from Diageo would not be eligible for the 15% maximum tax rate if Diageo were a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead would be taxable at rates applicable to ordinary income.

  Backup Withholding and Information Reporting

        If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  dividend payments or other taxable distributions made to you within the United States, and

  •
  the payment of proceeds to you from the sale of shares or ADSs effected at a United States office of a broker.

        Additionally, backup withholding may apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments made to you outside the United States by Diageo or another non-United States payor, and

  •
  other dividend payments and the payment of the proceeds from the sale of shares or ADSs effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax and the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares or ADSs that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of shares or ADSs effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is "effectively connected" with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "US persons", as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Taxation of Warrants, Purchase Contracts and Units

        A prospectus supplement will describe, if applicable, the United States federal income tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with any or all of them.

United States Taxation of Debt Securities

        This discussion describes the principal United States federal income tax consequences of owning the debt securities described in this prospectus.

        This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue and any other debt securities with special United States federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

  United States Holders

        If you are not a United States holder, this section does not apply to you, and you should see the sections entitled "United States Alien Holders (Diageo Investment)" and "United States Alien Holders (Diageo, Diageo Capital or Diageo Finance)" below for information that may apply to you.

        Payments of Interest.    Except as described below in the case of interest on a "discount debt security" that is not "qualified stated interest", each as defined later under "Original Issue Discount—General", you will be taxed on any interest on your debt security, whether payable in US dollars or a currency, composite currency or basket of currencies other than US dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than US dollars as foreign currency throughout this section.

        Interest paid on, and original issue discount (as described later under "Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by Diageo, Diageo Capital or Diageo Finance constitutes income from sources outside the United States, and subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007 will generally be "passive" or "financial services" income, while interest paid in taxable years beginning after December 31, 2006 will generally be

"passive" or "general" income, which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States holder.

        Cash Basis Taxpayers.    If you are a taxpayer that uses the "cash receipts and disbursements" method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the US dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into US dollars on such date.

        Accrual Basis Taxpayers.    If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

        If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into US dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

        When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into US dollars on such date.

        Original Issue Discount. General.    If you own a debt security, other than a debt security with a term of one year or less, referred to as a "short-term debt security", it will be treated as issued at an original issue discount, referred to as a "discount debt security", if the amount by which the debt security's "stated redemption price at maturity" exceeds its "issue price" is more than a "de minimis amount". All three terms are defined below. Generally, a debt security's "issue price" will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's "stated redemption price at maturity" is the total of all payments provided by the debt security that are not payments of "qualified stated interest". Generally, an interest payment on a debt security is "qualified stated interest" if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for "variable rate debt securities" that we discuss below under "Variable Rate Debt Securities".

        In general, your debt security is not a discount debt security if the amount by which its "stated redemption price at maturity" exceeds its "issue price" is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the "de minimis amount". Your debt security will have "de minimis original issue discount" if the amount of the excess is less than the de minimis amount. If your debt security has "de minimis original issue discount", you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under "Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made

        divided by:

  •
  the stated principal amount of the debt security.

        Inclusion of Original Issue Discount in Income.    Generally, you must include original issue discount, or OID, with respect to your discount debt security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you own your discount debt security, referred to as "accrued OID". You can determine the daily portion by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity, and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

        You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

  •
  adding your discount debt security's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

  •
  your debt security's adjusted issue price as of the beginning of the final accrual period.

        Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price (as determined above under "Inclusion of Original Issue Discount in Income"), the excess is "acquisition premium". If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:

  •
  the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security's adjusted issue price.

        Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

        If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

        Debt Securities Subject to Contingencies Including Optional Redemption.    Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

  •
  the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

  •
  one of such schedules is significantly more likely than not to occur.

        If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

        Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

  •
  in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

  •
  in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

        If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

        If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a "change in circumstances", then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

        Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading "Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.

        If you make this election for your debt security, then, when you apply the constant-yield method:

  •
  the "issue price" of your debt security will equal your cost;

  •
  the issue date of your debt security will be the date you acquired it; and

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

        Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or thereafter acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

        Variable Rate Debt Securities.    Your debt security will be a "variable rate debt security" if:

  •
  your debt security's "issue price" does not exceed the total noncontingent principal payments by more than the lesser of:

  •
  0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

  •
  15% of the total noncontingent principal payments; and

  •
  your debt security provides for stated interest (compounded or paid at least annually) only at:

  •
  one or more "qualified floating rates";

  •
  a single fixed rate and one or more qualified floating rates;

  •
  a single "objective rate"; or

  •
  a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

        Your debt security will have a variable rate that is a "qualified floating rate" if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

  •
  the rate is equal to such a rate multiplied by either:

  •
  a fixed multiple that is greater than 0.65 but not more than 1.35; or

  •
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

        Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

        Your debt security will have a variable rate that is a single "objective rate" if:

  •
  the rate is not a qualified floating rate;

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

        An objective rate as described above is a "qualified inverse floating rate" if:

  •
  the rate is equal to a fixed rate minus a qualified floating rate; and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

        In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

        If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

  •
  determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

  •
  constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

  •
  adjusting for actual variable rates during the applicable accrual period.

        When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

        If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

        Short-Term Debt Securities.    In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for US federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

        When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

        Foreign Currency Discount Debt Securities.    You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into US dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

        Debt Securities Purchased at a Premium.    If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as "amortizable bond premium". If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable, based on your debt security's yield to maturity, to that year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "Election to Treat All Interest as Original Issue Discount".

        Market Discount.    You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a "market discount debt security" if:

  •
  you purchase your debt security for less than its issue price (as determined above under "General"); and

  •
  your debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's "revised issue price", exceeds the price you paid for your debt security by at least 1/4 of 1 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity.

        To determine the "revised issue price" of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its "issue price".

        If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its "revised issue price", does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes "de minimis market discount", and the rules that we discuss below are not applicable to you.

        If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it.

        If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

        Purchase, Sale and Retirement of the Debt Securities.    Your tax basis in your debt security will generally be the US dollar cost, as defined below, of your debt security, adjusted by:

  •
  adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

  •
  subtracting the amount of any payments on your debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your debt security.

        If you purchase your debt security with foreign currency, the US dollar cost of your debt security will generally be the US dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the US dollar cost of your debt security will be the US dollar value of the purchase price on the settlement date of your purchase.

        You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the US dollar value of such amount on:

  •
  the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

  •
  the date of disposition, if you are an accrual basis taxpayer; or

  •
  the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

        You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

  •
  attributable to changes in exchange rates as described in the next paragraph;

  •
  described above under "Original Issue Discount—Short-Term Debt Securities" or "Market Discount";

  •
  attributable to accrued but unpaid interest; or

  •
  the rules governing contingent payment obligations apply.

        Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

        You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

        Exchange of Amounts in Currencies Other Than US Dollars.    If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its US dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the US dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for US dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the United States.

        Indexed Debt Securities.    The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

        United States Alien Holders (Diageo Investment).    This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo Investment. If you are a United States holder, or a United States alien holder of debt securities issued by Diageo, Diageo Capital or Diageo Finance, this section does not apply to you.

        This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, which relates to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

        Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

  •
  Diageo Investment and its paying agents will not deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of interest,

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo (or certain of its affiliates) entitled to vote;

  •
  you are not a controlled foreign corporation that is related to Diageo Investment through stock ownership; and

  •
  the United States payor does not have actual knowledge or reason to know that you are a United States person and:

            a.     you have furnished to the United States payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

            b.     in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

            c.     the United States payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

              i.      a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

              ii.     a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

              iii.    a United States branch of a non-United States bank or of a non-United States insurance company,

    and the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

            d.     the United States payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

              i.      certifying to the United States payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

              ii.     to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

            e.     the United States payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

        Further, a debt security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo Investment entitled to vote at the time of death; and

  •
  the income on the debt security would not have been "effectively connected" with a United States trade or business of the decedent at that time.

        United States Alien Holders (Diageo, Diageo Capital or Diageo Finance).    This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo, Diageo Capital or Diageo Finance. If you are a United States holder or a United States alien holder of debt securities issued by Diageo Investment, this section does not apply to you.

        Payments of Interest.    Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including OID, on a debt security is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

  •
  you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code; or

  •
  you both:

  •
  have an office or other fixed place of business in the United States to which the interest is attributable; and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

        Purchase, Sale, Retirement and Other Disposition of the Debt Securities.    You generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

  •
  you are an individual that is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

        For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

  Backup Withholding and Information Reporting (Diageo Investment)

        This section describes the backup withholding and information reporting relating to holders of debt securities issued by Diageo Investment.

        United States Holders.    In general, if you are a noncorporate United States holder, Diageo Investment and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the proceeds of the sale of your debt security before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

        United States Alien Holders.    In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by Diageo Investment and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Holders (Diageo Investment)" are satisfied or you otherwise establish an exemption. However, Diageo Investment and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is "effectively connected" with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "US persons", as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

  Backup Withholding and Information Reporting (Diageo, Diageo Capital or Diageo Finance)

        This section describes the backup withholding and information reporting requirements regarding holders of debt securities issued by Diageo, Diageo Capital or Diageo Finance.

        United States Holders.    If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States.

        Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        United States Alien Holders.    If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  payments of principal and interest made to you outside the United States by Diageo, Diageo Capital or Diageo Finance, or another non-United States payor and

  •
  other payments of principal and interest and the payment of proceeds from the sale effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of debt securities issued by Diageo, Diageo Capital or Diageo Finance will have the same tax treatment as payments of the proceeds from the sale of debt securities issued by Diageo Investment described above.

United Kingdom Taxation

United Kingdom Taxation of Shares and ADSs

        The following summary describes certain UK tax consequences of the acquisition, ownership and disposition of shares or ADSs issued by Diageo, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, the current practice of Her Majesty's Revenue and Customs ("HMRC") and the terms of the UK/US double taxation treaty (the "Treaty"), as appropriate, all of which are subject to change at any time, possibly with retrospective effect.

        The summary only applies to persons who are the absolute beneficial owners of their shares or ADSs and assumes that holders of ADSs will be treated as holders of the underlying ordinary shares. References to a United States holder are to that term as described above under "Taxation—United States Taxation". The summary may not apply to special classes of shareholders or ADS holders, such as dealers in securities. Prospective purchasers of the shares or ADSs should consult their own tax advisers as to the UK, US or other tax consequences of the acquisition, ownership and disposition of shares or ADSs in their particular circumstances, including the applicability and effect of the Treaty.

        Potential investors which are subject to UK corporation tax should note that the tax treatment of dividends and chargeable gains in respect of shares or ADSs is subject to the rule set out in section 91B of the Finance Act 1996 (Non-qualifying shares). This provides that, in certain circumstances, a company holding a share in another company may be taxed as if that share were rights under a creditor relationship of the company holding that share. The conditions for the application of this rule are designed to ensure that the provision applies where the share carries an interest-like return. Prospective investors should consult their own tax advisers regarding the possible application of this provision.

  Taxation of chargeable gains

  UK residents

        A disposal (or deemed disposal) of shares or ADSs by a shareholder, or holder of ADSs, who is resident or (in the case of an individual) resident or ordinarily resident for tax purposes in the UK may, depending on the shareholder's or ADS holder's particular circumstances, and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

  Individuals temporarily non-resident in the UK

        If a shareholder is an individual who has ceased to be resident and ordinarily resident for tax purposes in the UK (and, in certain cases, who was resident outside the UK for the purposes of double taxation relief arrangements) for a period of less than five continuous years of assessment disposes (or is deemed to dispose) of shares or ADSs during that period, that disposal (or deemed disposal) may, subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains in the tax year in which such shareholder or ADS holder begins to be resident or ordinarily resident for tax purposes (and, in certain circumstances, was not resident outside the United Kingdom for the purposes of double taxation relief arrangements) again in the UK.

  Non-UK resident persons

        Subject to the provisions set out above in relation to temporary non-residents, shareholders or ADS holders who are neither resident nor (in the case of an individual) ordinarily resident for tax purposes in the UK will not normally be liable for UK tax on chargeable gains unless they carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the shares or ADSs are or have been used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency, in which case such shareholder or ADS holder might, depending on individual circumstances, be liable to UK tax on chargeable gains on any disposal (or deemed disposal) of shares or ADSs.

  Taxation of dividends

        Diageo will not be required to withhold tax at source when paying a dividend on the shares or ADSs.

  UK residents

        An individual shareholder or ADS holder who is resident in the UK for tax purposes will be entitled to a tax credit in respect of any dividend received from Diageo and will be taxable on the gross dividend, which is the aggregate of the dividend received and related tax credit. The value of the tax credit will be equal to one-ninth of the dividend received (and, therefore, 10% of the gross dividend). The gross dividend will be treated as an individual's income and will be subject to tax at the individual's marginal rate. The tax credit will, however, be treated as discharging the individual's liability to income tax in respect of the gross dividend, unless and except to the extent that the gross dividend falls above the threshold for the higher rate of income tax. A UK resident individual shareholder or ADS holder who is liable to income tax at the higher rate will be subject to tax at the rate applicable to dividends for such shareholders or ADS holders (currently 32.5%) on the gross dividend. The tax credit will be set off against but will not fully discharge such shareholder's or ADS holder's tax liability on the gross dividend and he will have to pay additional tax equal to 22.5% of the gross dividend, being 25% of the dividend received, to the extent that such sum falls above the threshold for the higher rate of income tax.

        A shareholder or an ADS holder that is a company resident for tax purposes in the UK will generally not be subject to corporation tax in respect of dividends received from Diageo.

        A shareholder who is not liable to tax on dividends received from Diageo will not be entitled to payment of the tax credit in respect of those dividends.

  Non-UK resident persons

        In general, holders of shares or ADSs who are not resident for tax purposes in the UK and who receive a dividend from Diageo will not have any further UK tax to pay in respect of the dividend, but will not normally be able to claim any additional payment in respect of the dividend from HMRC under any applicable double tax treaty (including the Treaty).

  Stamp duty and stamp duty reserve tax

        Any conveyance or transfer on sale or other disposal of shares will generally be subject to UK stamp duty or stamp duty reserve tax ("SDRT"). The transfer on sale of shares will be liable to ad valorem UK stamp duty or SDRT, generally at the rate of 0.5% of the consideration paid (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such shares will be subject to SDRT, generally at the rate of 0.5% of the consideration paid, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. SDRT is normally the liability of the purchaser or transferee of the shares.

        Where Diageo issues shares, or a holder of shares transfers such shares, to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of the stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares may arise.

        If any ADSs are cancelled, with the ordinary shares that they represent being transferred to the ADS holder, a liability for stamp duty may arise at the fixed rate of £5 per holding of ordinary shares.

        No liability for stamp duty should arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the UK and that it remains at all times outside the UK. An agreement to transfer ADRs will not give rise to a liability for SDRT.

United Kingdom Taxation of Warrants, Purchase Contracts and Units

        A prospectus supplement will describe, if applicable, the UK income tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with the warrants, purchase contracts and/or units.

United Kingdom Taxation of Debt Securities

        The following summary describes certain United Kingdom taxation implications of acquiring, holding or disposing of debt securities issued by Diageo, Diageo Capital, Diageo Finance or Diageo Investment, but it does not purport to be a comprehensive description of all the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, current HMRC practice and the terms of the Treaty (as defined above), as appropriate, all of which are subject to change at any time, possibly with retrospective effect. The summary relates only to the position of persons who are absolute beneficial owners of the debt securities and does not deal with the position of certain classes of holders of debt securities such as dealers in securities. The summary does not apply to certain types of debt securities which may be subject to special rules, such as discounted securities, convertible securities and variable rate securities.

Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these debt securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

  Payments

        Payments of principal and interest on debt securities issued by Diageo Investment or Diageo Finance will not be subject to withholding or deduction for or on account of UK taxation. Payments of principal on the debt securities issued by Diageo or Diageo Capital in accordance with the procedures described under "Description of Debt Securities and Guarantees—Additional Mechanics—Payment and Paying Agents" will not be subject to any deduction or withholding for or on account of UK taxation. Payments of interest on debt securities issued by Diageo or Diageo Capital, in accordance with the described procedure, will not be subject to withholding or deduction for or on account of UK taxation so long as such debt securities carry a right to interest and are listed on the New York Stock Exchange or any other "recognized stock exchange" within the meaning of Section 841 of the Income and Corporation Taxes Act 1988. On the basis of HMRC's published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in a country which is a member state of the European Union or which is part of the European Economic Area will satisfy this requirement if they are listed by a competent authority in that country and are admitted to trading on a recognized stock exchange in that country; securities which are to be listed on a stock exchange in any other country will satisfy this requirement if they are admitted to trading on a recognized stock exchange in that country. The London Stock Exchange and the New York Stock Exchange are recognized stock exchanges for these purposes.

        Payments of interest on debt securities issued by Diageo or Diageo Capital may also be made without withholding or deduction for or on account of UK income tax if the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

        In all other cases, payments will generally be made after deduction of tax at the lower rate, which is currently 20%. Certain holders of debt securities who are resident for tax purposes in the United States will generally be entitled to receive payments free of deductions on account of UK tax under the Treaty and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident for tax purposes in other jurisdictions may also be able to receive payment free of deductions under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will only be issued on prior application to the relevant tax authorities by the holder in question. If such a direction is not given, the person making the payment will be required to withhold tax, although a holder of debt securities resident for tax purposes in the United States or another jurisdiction who is entitled to relief may be able to subsequently claim the amount withheld from HMRC.

        The interest on debt securities issued by Diageo or Diageo Capital will have a UK source and accordingly may be chargeable to UK tax by direct assessment even if the interest is paid without withholding or deduction. However, the interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the interest is received or to which those debt securities are attributable. There are certain exceptions for interest received by certain categories of agents.

  Guarantee Payments

        If Diageo makes any payments under the guarantee in respect of interest on the debt securities (or other amounts due on the debt securities, other than payments in respect of principal) such payments may be subject to United Kingdom withholding tax which may be either at the lower rate (currently 20%) or at the basic rate (currently 22%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply. Such payments by Diageo may not be eligible for the exemptions described in the paragraph entitled "United Kingdom Taxation of Debt Securities—Payments" above.

  Provision of Information

        Holders of debt securities should note that where any interest on debt securities is paid to them (or to any person acting on their behalf) by any of the issuers or any person in the United Kingdom acting on behalf of any of the issuers (a "paying agent"), or is received by any person in the United Kingdom acting on behalf of the relevant holder (a "collecting agent"), the relevant issuer (in the case of debt securities issued by Diageo or Diageo Capital), the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HMRC details of the payment and certain details relating to the holder (including the holder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of UK income tax and whether or not the holder is resident in the UK for UK taxation purposes. Where the holder is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes. For the above purposes, "interest" should be taken, for practical purposes, as including payments made by the Guarantor in respect of interest on debt securities. The provisions referred to above may also apply, in certain circumstances, in relation to payments made on redemption of any debt securities where the amount payable on redemption is greater than the issue price of the debt securities.

        Holders of debt securities should note that the European Union Savings Directive described below under "Taxation—European Union Savings Directive" also applies in the UK. Additionally, with effect from 1 July 2005, a number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

  Optional Tax Redemption

        In the earlier section entitled "Description of Debt Securities and Guarantees—Special Situations—Optional Tax Redemption" we set out two situations in which the issuers may redeem any debt securities. It is assumed that all reasonable measures will be taken to avoid the payment of additional amounts or any deduction or withholding.

  Disposal (including Redemption)

        A holder of debt securities who is not resident or ordinarily resident for tax purposes in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security.

        This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the debt security was used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency. If the holder is a company resident for tax purposes in the UK, it will be treated for tax purposes as realizing profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with, for accounting periods beginning on or before 31 December 2004, a mark to market basis or an accruals basis which is authorized for tax purposes or, for accounting periods beginning on or after 1 January 2005, generally accepted accounting practice as defined for tax purposes. If the holder is an individual resident in the UK, he may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the debt securities are "qualifying corporate bonds" within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will arise on a disposal of the debt securities for the purposes of taxation of chargeable gains.

  Stamp Duty and Stamp Duty Reserve Tax

        No UK stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by any issuer except that where debt securities are issued to a depository receipt issuer or a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the issue price may arise.

        No liability for UK stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

  •
  a right of conversion into, or to the acquisition of, shares or other securities;

  •
  a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

  •
  a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

  •
  a right of repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

Netherlands Taxation

  General

        The following is intended as general information only and it does not purport to present any comprehensive or complete picture of all aspects of Dutch tax laws which could be of relevance to a holder of debt securities issued by Diageo Finance (hereinafter referred to as guaranteed debt securities). A prospective holder of guaranteed debt securities (hereinafter referred to as a securities holder) should therefore consult his tax adviser regarding the tax consequences of any purchase, ownership or disposal of guaranteed debt securities.

        The following summary of material Dutch tax consequences is the opinion of De Brauw Blackstone Westbrook N.V., Dutch counsel to Diageo and Diageo Finance, and is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

        Diageo and Diageo Finance have been advised that under Dutch tax law the following treatment will apply to the guaranteed debt securities.

        For the purpose of this paragraph, Dutch taxes shall mean taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

  Withholding Tax

        Any payments made under the guaranteed debt securities will not be subject to withholding tax or deduction for, or on account of, any Dutch taxes, except if, de jure or de facto (rechtens dan wel in feite):

(a)	(i)	any amount whatsoever to be paid under the guaranteed debt securities is dependent, in whole or in part, on the amount of profits realised or distributed by Diageo Finance or by an affiliate (verbonden lichaam) of Diageo Finance (including Diageo); and
(ii)
the guaranteed debt securities do not have a specified final maturity date or have a final maturity date that falls on a date more than 10 years after the date of issue of the guaranteed debt securities; or

(b)	(i)
any obligation whatsoever to make a payment under the guaranteed debt securities is dependent, in whole or in part, on the amount of profits realised or distributed by Diageo Finance or by an affiliate of Diageo Finance (including Diageo); and
(ii)
the guaranteed debt securities do not have a specified final maturity date or have a final maturity date that falls on a date more than 50 years after the date of issue of the guaranteed debt securities; and
	(iii)	the guaranteed debt securities are subordinated.

  Individual and Corporate Income Tax

        Subject to the exceptions above, a securities holder will not be subject to any Dutch taxes on any payment made to the securities holder under the guaranteed debt securities or on any capital gain made by the securities holder from the disposal, or deemed disposal, or redemption of, the guaranteed debt securities, provided that none of the following applies:

  (i)
  the securities holder is, or is deemed to be, a resident of the Netherlands; or

  (ii)
  the securities holder is an individual and has opted to be taxed as a resident of the Netherlands; or

  (iii)
  the securities holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands to which the guaranteed debt securities are attributable; or

  (iv)
  the securities holder is an individual and has a substantial interest (aanmerkelijk belang) in Diageo or Diageo Finance or derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the guaranteed debt securities, including (without limitation) activities which are beyond the scope of active portfolio investment activities; or

  (v)
  the securities holder is not an individual and has a substantial interest, or a deemed substantial interest (fictief aanmerkelijk belang), in Diageo or Diageo Finance, which is not part of the assets of an enterprise.

        Generally, a securities holder has a substantial interest if such securities holder, alone or together with his partner, has, or if certain relatives of the holder or his partner have, directly or indirectly;

  (i)
  the ownership of, or certain rights over, shares representing 5% or more of the total issued and outstanding capital of Diageo or Diageo Finance, or of the issued and outstanding capital of any class of shares of Diageo or Diageo Finance; or

  (ii)
  rights to acquire shares, whether or not already issued, representing 5% or more of the total issued and outstanding capital of Diageo or Diageo Finance, or of the issued and outstanding capital of any class of shares of Diageo or Diageo Finance; or

  (iii)
  certain profit participating certificates that relate to 5% or more of the annual profit of Diageo or Diageo Finance or to 5% or more of the liquidation proceeds of Diageo or Diageo Finance.

        Generally, a securities holder has a deemed substantial interest if (a) he has disposed of, or is deemed to have disposed of, all or part of a substantial interest or (b) he is an individual and has transferred a business enterprise in exchange for shares, on a non-recognition basis.

  Gift tax or inheritance tax

        No Dutch taxes are due in respect of any gift of the guaranteed debt securities by, or inheritance of the guaranteed debt securities on the death of, a securities holder, except if:

  (a)
  the securities holder is a resident, or is deemed to be a resident, of the Netherlands; or

  (b)
  the securities holder, at the time of the gift or death, has an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands to which the guaranteed debt securities are attributable; or

  (c)
  the securities holder passes away within 180 days after the date of the gift of the guaranteed debt securities and is not, or is not deemed to be, at the time of the gift, but is, or is deemed to be, at the time of his death, resident of the Netherlands.

  Other taxes

        No other Dutch taxes, such as capital tax, turnover tax, or other similar tax or duty (including stamp duty and court fees), are due by Diageo Finance or a securities holder by reason only of the issue, acquisition or transfer of the guaranteed debt securities.

  Residency

        Subject to the exceptions above, a securities holder will not become a resident, or a deemed resident, of the Netherlands for tax purposes, or become subject to Dutch taxes, by reason only of Diageo Finance's performance, or the securities holder's acquisition (by way of issue or transfer to it), holding and/or disposal of the guaranteed debt securities.

European Union Savings Directive

        On June 3, 2003, the Council of the European Union adopted a directive regarding the taxation of, and information exchange among, member states of the European Union ("Member States") with respect to interest income. Pursuant to the directive, each Member State requires information reporting by paying agents in that Member State about interest payments to beneficial owners who are individuals resident in another Member State. Generally, this information is furnished to the competent taxing authority of the Member State of the beneficial owner's residence. For a transitional period, however, until a number of conditions are met, Austria, Belgium and Luxembourg may instead impose a withholding tax on interest payments. The rate of withholding is 15% for the first three years of implementation of the directive (starting July 1, 2005), 20% from July 1, 2008 and 35% from July 1, 2011.

  If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to purchasers.

Underwriters

        If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Diageo plc may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Diageo or borrowed from Diageo or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Diageo in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Diageo may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Diageo may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Diageo defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation.

        If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Each series of debt securities, warrants, purchase contracts or units offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities, warrants, purchase contracts or units offered.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities can not at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Diageo to indemnification by Diageo against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Diageo in the ordinary course of business.

Market Making

        In the event that we do not list securities of any series on a US national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

        Sullivan & Cromwell LLP, our US counsel, and Davis Polk & Wardwell, US counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants, purchase contracts and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants, purchase contracts, preference shares and ordinary shares as to certain matters of English law. Morton Fraser LLP, our Scottish solicitors, will pass upon Scottish law matters. De Brauw Blackstone Westbroek N.V., our Dutch counsel, will pass upon Dutch law matters.

EXPERTS

        Diageo's consolidated financial statements as of June 30, 2005 and June 30, 2004 and each of the three years in the period ended June 30, 2005, which are incorporated in this prospectus by reference to Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2005 have been audited by KPMG Audit Plc, an independent registered public accounting firm, as set forth in their report thereon which is incorporated by reference in this prospectus. The consolidated financial statements have been incorporated by reference in this prospectus in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.